UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARNIVAL CORPORATION

CARNIVAL plc

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2015 ANNUAL MEETINGS OF

SHAREHOLDERS AND PROXY STATEMENT

Meeting Date:

Tuesday, April 14, 2015

At 2:00 p.m. (BST)

Meeting Place:

Church House Conference Centre

Dean’s Yard

Westminster, London SW1P 3NZ

United Kingdom

February 20, 2015

MICKY ARISON

Chairman of the Boards

To our Shareholders:

It is my pleasure to invite you to attend our joint annual meetings of shareholders at Church House Conference Centre, Dean’s Yard, Westminster, London SW1P 3NZ, United Kingdom on Tuesday, April 14, 2015. The meetings will commence at 2:00 p.m. (BST), and although there are technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. We plan to continue to rotate the location of the annual meetings between the United Kingdom and the United States each year in order to accommodate shareholders on both sides of the Atlantic.

We are also pleased to offer an audio webcast of the annual meetings at www.carnivalcorp.com or www.carnivalplc.com.

Details regarding the matters to be voted on are contained in the attached notices of annual meetings of shareholders and proxy statement. Because of the DLC arrangement, all voting will take place on a poll (or ballot).

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

The boards of directors consider voting in favor of Proposals 1 through 17 to be in the best interests of Carnival Corporation & plc and its shareholders. Accordingly, the boards of directors unanimously recommend that you cast your vote “FOR” Proposals 1 through 17.

Thank you for your ongoing interest in, and continued support of, Carnival Corporation & plc.

Sincerely,

Micky Arison

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS	1

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS	4

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS	9

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION	13

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC	16

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19

PROPOSALS 1-9 RE-ELECTION OF DIRECTORS	19

PROPOSALS 10 & 11 RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION	21

PROPOSAL 12 RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC	22

PROPOSAL 13 AN ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION	22

PROPOSAL 14 APPROVAL OF CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT	23

PROPOSALS 15 & 16 APPROVAL OF THE GRANT OF AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO THE ALLOTMENT OF NEW CARNIVAL PLC SHARES	23

PROPOSAL 17 GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES	25

BOARD STRUCTURE AND COMMITTEE MEETINGS	26

DIRECTOR COMPENSATION	31

COMPENSATION DISCUSSION AND ANALYSIS AND CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT—PART I	33

REPORT OF THE COMPENSATION COMMITTEES	48

EXECUTIVE COMPENSATION	49

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	61

REPORT OF THE AUDIT COMMITTEES	62

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	63

Annex A Carnival plc Directors’ Report
Annex B Carnival plc Directors’ Remuneration Report—Part II
Annex C Carnival plc Corporate Governance Report

3655 N.W. 87th Avenue

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

DATE	Tuesday, April 14, 2015

TIME	2:00 p.m. (BST), being 9:00 a.m. (EDT)

The Carnival Corporation annual meeting will start directly following the annual general meeting of Carnival plc.

PLACE	Church House Conference Centre

Dean’s Yard

Westminster, London SW1P 3NZ

United Kingdom

WEBCAST	www.carnivalcorp.com or www.carnivalplc.com

ITEMS OF BUSINESS	Election of nine directors named in the proxy statement

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc;

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and as a director of Carnival plc;

3.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc;

4.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc;

5.	To re-elect Debra Kelly-Ennis as a director of Carnival Corporation and as a director of Carnival plc;

6.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc;

7.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc;

8.	To re-elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc;

9.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and as a director of Carnival plc;

Other items of business

10.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation;

11.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc;

12.	To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies);

13.	To approve the fiscal 2014 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies);

14.	To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies);

15.	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies);

16.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies);

17.

To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs); and

18.	To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote your Carnival Corporation shares if you were a shareholder at the close of business on February 13, 2015.

MEETING ADMISSION

Attendance at the meeting is limited to shareholders and their duly appointed proxies or corporate representatives. Each attendee may be asked to present valid government-issued picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date (February 13, 2015). Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 9 of this proxy statement and the instructions on your proxy card.

On behalf of the Board of Directors

ARNALDO PEREZ

General Counsel & Secretary

Carnival Corporation is continuing to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials, unless they previously requested to receive printed copies. If you receive this one-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials. All Carnival Corporation shareholders are urged to follow the instructions in the notice and submit their proxy promptly. If you receive a printed copy of the proxy materials, the accompanying envelope for return of the proxy card requires no postage. Any shareholder attending the meeting in London, United Kingdom may personally vote on all matters that are considered, in which event the previously submitted proxy will be revoked.

Notice and electronic delivery of this proxy statement and accompanying proxy card are being provided on or about March 5, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETINGS TO BE HELD ON APRIL 14, 2015:

THIS PROXY STATEMENT AND THE CARNIVAL CORPORATION & PLC ANNUAL REPORT ARE AVAILABLE AT

www.carnivalcorp.com and www.carnivalplc.com

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO ANY ASPECT OF THE PROPOSALS REFERRED TO IN THIS DOCUMENT OR AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

(incorporated and registered in England and Wales under number 4039524)

Carnival House

100 Harbour Parade

Southampton SO15 1ST

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at Church House Conference Centre, Dean’s Yard, Westminster, London SW1P 3NZ, United Kingdom on Tuesday, April 14, 2015 at 2:00 p.m. (BST), being 9:00 a.m. (EDT), for the purpose of considering and, if thought fit, passing the resolutions described below:

•

Proposals 1 through 15 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

•

Proposals 16 and 17 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

Re-election of nine directors named in this proxy statement

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Debra Kelly-Ennis as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and as a director of Carnival plc.

Re-appointment and remuneration of Carnival plc auditors and ratification of Carnival Corporation auditors

10.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm of Carnival Corporation.

11.	To authorize the Audit Committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors of Carnival plc.

Accounts and Reports

12.	To receive the UK accounts and the reports of the directors and auditors of Carnival plc for the year ended November 30, 2014.

Executive Compensation

13.	To approve the fiscal 2014 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies).

Directors’ Remuneration Report

14.	To approve the Carnival plc Directors’ Remuneration Report as set out in the annual report for the year ended November 30, 2014.

Allotment of shares

15.	THAT the directors of Carnival plc be and they are hereby authorized to allot shares in Carnival plc and to grant rights to subscribe for or convert any security into shares in Carnival plc:

(a)	up to a nominal amount of $119,549,058 (such amount to be reduced by the nominal amount allotted or granted under paragraph (b) below in excess of such sum); and

(b)	up to a nominal amount of $239,098,117 (such amount to be reduced by any allotments or grants made under paragraph (a) above) in connection with an offer by way of a rights issue:

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities as required by the rights of those securities or as the directors of Carnival plc otherwise consider necessary,

and so that the directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s Carnival plc annual general meeting (or, if earlier, until the close of business on July 13, 2016) but, in each case, during this period Carnival plc may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the directors of Carnival plc may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.

Disapplication of pre-emption rights

16.

THAT, subject to Proposal 15 passing, the directors of Carnival plc be given power to allot equity securities (as defined in the UK Companies Act 2006 (the “Companies Act 2006”)) for cash under the authority given by that resolution and/or to sell ordinary shares held by Carnival plc as treasury shares for cash as if section 561 of the Companies Act 2006 did not apply to any such allotment or sale, such power to be limited:

(a)

to the allotment of equity securities and sale of treasury shares for cash in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (b) of Proposal 15, by way of a rights issue only):

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities, as required by the rights of those securities, or as the directors of Carnival plc otherwise consider necessary,

and so that the directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

(b)

in the case of the authority granted under paragraph (a) of Proposal 15 and/or in the case of any sale of treasury shares for cash, to the allotment (otherwise than under paragraph (a) above) of equity securities or sale of treasury shares up to a nominal amount of $17,932,359, such power to apply until the end of next year’s annual general meeting (or, if earlier, until the close of business on July 13, 2016) but, in each case, during this period Carnival plc may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the directors of Carnival plc may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

General authority to buy back Carnival plc ordinary shares

17.

THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 693(4) of the Companies Act 2006) of ordinary shares of $1.66 each in the capital of Carnival plc provided that:

(a)	the maximum number of ordinary shares authorized to be acquired is 21,605,252;

(b)	the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

(c)

the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to the higher of (1) 105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased and (2) the higher of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out; and

(d)

unless previously revoked or renewed, this authority shall expire on the earlier of (i) the conclusion of the annual general meeting of Carnival plc to be held in 2016 and (ii) 15 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

By Order of the Board	Registered Office:

Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom
Arnaldo Perez Company Secretary February 20, 2015

Voting Arrangements for Carnival plc Shareholders

Carnival plc shareholders can vote in either of two ways:

•	by attending the meeting and voting in person or, in the case of corporate shareholders, by corporate representatives; or

•	by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

Voting in person

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint one or more individuals to act as its representative. The appointment must comply with the requirements of Section 323 of the Companies Act 2006. Each representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting, you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please fax your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere. Please note that this fax facility should be used only for pre-registration of corporate representatives and not for any other purpose.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to exercise all or any of their rights to attend, speak and vote in his or her stead. A proxy need not be a shareholder of Carnival plc. A shareholder may appoint more than one proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. To appoint more than one proxy, please follow the notes contained in the proxy form. A person who is nominated to enjoy information rights in accordance with Section 146 of the Companies Act 2006, but who is not a shareholder, is not entitled to appoint a proxy.

If you are a person nominated to enjoy information rights in accordance with Section 146 of the Companies Act 2006 you may have a right under an agreement between you and the member by whom you were nominated to be appointed, or to have someone else appointed, as a proxy for the meeting. If you have no such right, or you have such a right but do not wish to exercise it, you may have a right under such an agreement to give instructions to the member as to the exercise of voting rights.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom as soon as possible and in any event no later than 2:00 p.m. (BST) on April 12, 2015. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual, which can be viewed at www.euroclear.com. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA19) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Shareholders who are entitled to vote

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 6:00 p.m. (BST) on April 12, 2015 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6:00 p.m. (BST) on April 12, 2015 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Any shareholder attending the meeting has the right to ask questions. Carnival plc must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if (a) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information, (b) the answer has already been given on a website in the form of an answer to a question, or (c) it is undesirable in the interests of Carnival plc or the good order of the meeting that the question be answered.

Documents available for inspection

Copies of all service agreements (including letters of appointment) between each director and Carnival plc will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting.

*    *    *

There are 17 Proposals that require shareholder approval at the annual meeting this year. The directors unanimously recommend that you vote in favor of Proposals 1 through 17 (inclusive) and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

Web site materials

This proxy statement and other information required by Section 311A of the Companies Act 2006 have been posted on our Web site at www.carnivalcorp.com and www.carnivalplc.com.

Under Section 527 of the Companies Act 2006, shareholders meeting the threshold requirements set out in that section have the right to require Carnival plc to publish on a Web site a statement setting out any matter relating to: (i) the audit of Carnival plc’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the annual general meeting; or (ii) any circumstance connected with an auditor of Carnival plc ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the Companies Act 2006. Carnival plc may not require the shareholders requesting any such Web site publication to pay its expenses in complying with Sections 527 or 528 of the Companies Act 2006. Where Carnival plc is required to place a statement on a Web site under Section 527 of the Companies Act, it must forward the statement to Carnival plc’s auditor not later than the time when it makes the statement available on the Web site. The business which may be dealt with at the annual general meeting includes any statement that Carnival plc has been required under Section 527 of the Companies Act 2006 to publish on a Web site.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS

Q:	Why am I receiving these materials?

A:

The board of directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we,” “our” or “us”) is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Tuesday, April 14, 2015. The annual meetings will be held at Church House Conference Centre, Dean’s Yard, Westminster, London SW1P 3NZ, United Kingdom. The meetings will commence at 2:00 p.m. (BST), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and certain executive officers and certain other information required by rules promulgated by the SEC and the New York Stock Exchange applicable to both companies. We have attached as Annexes A, B and C to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules.

Q:	What proposals will be voted on at each of the meetings?

A:	The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 4 of this proxy statement.

Q:	What is the voting recommendation of the boards of directors?

A:	Your boards of directors recommend that you vote your shares “FOR” Proposals 1 through 17.
Q:	How does the dual listed company (“DLC”) arrangement affect my voting rights?

A:

On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q:	Generally, what actions are joint electorate actions?

A:

Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

•	the appointment, removal, election or re-election of any director of either or both companies;

•	if required by law, the receipt or adoption of the annual accounts of both companies;

•	the appointment or removal of the independent auditors of either company;

•	a change of name by either or both companies; or

•	the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:	How are joint electorate actions voted on?

A:	Joint electorate actions are voted on as follows:

•

Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot), which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•

Carnival Corporation shareholders vote at the Carnival Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll), which remains open for sufficient time to allow the vote at the Carnival plc meeting to be reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

•

a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution, if required by applicable law and regulations or Carnival plc’s articles) by the holders of Carnival plc’s shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

•

a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

•

a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q:	How are the directors of each company elected or re-elected?

A:

Resolutions relating to the election or re-election of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are nine nominees for election or re-election to the board of directors of each company this year.

Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All nominees for director are to be elected or re-elected to serve until the next annual meetings and until their successors are elected.

Carnival plc’s Articles of Association currently require directors to submit themselves for election by shareholders at the first annual general meeting following their initial appointment to the board of directors and for re-election thereafter at subsequent annual general meetings at intervals of no more than three years. The boards of directors have decided, in accordance with the UK Corporate Governance Code published in September 2012, to submit all directors for re-election by the shareholders at the annual meetings irrespective of their date of appointment and length of service.

Q:	What votes are required to approve the proposals?

A:

Proposals 16 and 17 are required to be approved by not less than 75% of the combined votes cast at both meetings. Each of the other proposals, including the election or re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present.

If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in “How is the quorum determined?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for the purposes of calculating the vote.

Additionally, if you are a beneficial owner of shares held through intermediaries such as brokers, banks and other nominees, such intermediaries are not permitted to vote without specific instructions from you unless the matter to be voted on is considered “routine.” In this proxy statement, Proposals 10 and 11 (the re-appointment and remuneration of independent auditors for Carnival plc and the ratification of independent registered certified public accounting firm for Carnival Corporation), Proposal 12 (the receipt of accounts and reports of Carnival plc), Proposal 14 (approval of the Carnival plc Directors’ Remuneration Report, Proposal 15 (allotment of new shares by Carnival plc), Proposal 16 (disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc) and Proposal 17 (general authority for Carnival plc to buy back Carnival plc shares) are considered “routine.” On each of the other proposals, including the election of directors and the approval of the fiscal 2014 compensation of the named executive officers, your broker, bank or other nominee will not be permitted to vote your shares without receiving voting instructions from you.

Q:	Generally, what are procedural resolutions?

A:

Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote (provided no amendments have been raised);

•

that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate (for example, to a subsequent meeting); and

•	to adjourn the meeting.

Q:	Where can I find the voting results of the meeting?

A:

The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both shareholder meetings have closed. The results will also be published in a joint current report on Form 8-K within 4 business days after the date the shareholders meetings have closed.

Q:	What is the quorum requirement for the meetings?

A:

The quorum requirement for holding the meetings and transacting business as joint electorate actions at the meetings is one-third of the total votes capable of being cast by all shareholders of both companies. Shareholders may be present in person or represented by proxy or corporate representative at the meetings.

Q:	How is the quorum determined?

A:

For the purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for the purposes of determining whether a quorum exists at such a meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the meetings?

A:

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:	Can I view the proxy materials electronically?

A:

Yes. This proxy statement and any other proxy materials have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com. Carnival Corporation shareholders can also access proxy-related materials at www.investoreconnect.com as described under “Questions Specific to Shareholders of Carnival Corporation” beginning on page 13.

Q:	What reports are filed by Carnival Corporation and Carnival plc with the SEC and how can I obtain copies?

A:

We file this proxy statement, joint annual reports on Form 10-K, joint quarterly reports on Form 10-Q and joint current reports on Form 8-K with the SEC. Copies of this proxy statement, the Carnival Corporation & plc joint annual report on Form 10-K for the year ended November 30, 2014, as well as any joint quarterly reports on Form 10-Q or joint current reports on Form 8-K, as filed with the SEC can be viewed or obtained without charge through the SEC’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178 or Carnival plc, Carnival House, 100 Harbour Parade, Southampton, SO15 1ST, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	May I propose actions for consideration at next year’s annual meetings?

A:

Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival Corporation’s and Carnival plc’s governing documents and U.S. and UK law, as applicable) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year’s annual meetings, the written proposals must be received by our Secretary no later than the close of business November 6, 2015. Such proposals also will need to comply with SEC regulations and UK law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year’s meetings, but not included in our proxy statement, must be submitted no later than six weeks prior to the annual shareholders meetings or, if later, the time at which the notice of such meeting is publicly disclosed. For further information on the UK law requirements, please refer to the “Questions Specific to Shareholders of Carnival plc.”

Q:	May I nominate individuals to serve as directors?

A:

You may propose director candidates for consideration by our board’s Nominating & Governance Committees. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2016 annual meetings you must provide the same information as is required for director nominations set forth in Carnival Corporation’s by-laws. Specifically, you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than seven days nor earlier than 42 days prior to the 2016 annual shareholders meetings. Any such recommendation must include, in addition to any other requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation and service on boards of any public company or registered investment company for at least the last five years;

•

a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the factors referred to below in “Board Structure and Committee Meetings — Nominations of Directors”; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival plc shareholders should refer to the “Questions Specific to Shareholders of Carnival plc” beginning on page 16.

Q:	What Carnival Corporation shares owned by me can be voted?

A:

All Carnival Corporation shares owned by you as of February 13, 2015, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	Will I be asked to vote at the Carnival plc annual meeting?

A:

No. Your vote at the Carnival Corporation annual meeting, for the purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Carnival Corporation is taking advantage of SEC rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability of Proxy Materials”) instead of a full set of proxy materials unless they previously requested to receive printed copies. You will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. If you request a paper copy of the proxy materials as indicated in the notice, Carnival Corporation will provide a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held under street name, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. If you request a paper copy of the proxy materials as indicated in the notice, your broker or nominee will provide a voting instruction card for you to use.

Q:	How can I vote my Carnival Corporation shares in person at the meeting?

A:

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting in London, United Kingdom. If you choose to do so, please bring your proxy card and proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held under street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instructions provided by your broker or nominee.

Q:	How can I vote my Carnival Corporation shares without attending the meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially under street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held under street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by voting on the Internet or by telephone by following the instructions in the notice you received in the mail. If you received a full printed set of proxy materials in the mail, you can also vote by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you submit a proxy but do not provide instructions, your shares will be voted as described below in “How are votes counted?” Where your shares are held under street name, in most instances you will be able to do this over the Internet or by telephone by following the instructions in the notice you received in the mail or if you received a full printed set of proxy materials in the mail, by mail. Please refer to the voting instruction card included by your broker or nominee.

Q:	Can I change my vote?

A:

Yes. You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable?

A:	It means your shares are registered differently or are in more than one account. Please follow the instructions in each notice to ensure all of your shares are voted.

Q:

Only one Notice of Internet Availability of Proxy Materials or set of printed proxy materials was delivered to my address, but there are two or more shareholders at this address. How do I request additional copies of the proxy materials?

A:	Broadridge Financial Solutions, Inc., the entity we have retained to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s registered owners and the entity retained by the brokerage community to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s beneficial owners, has been instructed to deliver only one notice or set of printed proxy materials to multiple security holders sharing an address unless we have received contrary instructions from you or one of the other shareholders. We will promptly deliver a separate copy of the notice or set of printed proxy materials for this year’s annual meeting or for any future meetings to any shareholder upon written or oral request. To make such request, please contact Broadridge Financial Solutions at 1-800-542-1061, or write to Broadridge Financial Solutions, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may contact us through any of these methods if you receive multiple notices or sets of printed proxy materials and would prefer to receive a single copy in the future.

Q:	Who can attend the Carnival Corporation meeting?

A:

All Carnival Corporation shareholders of record as of February 13, 2015, or their duly appointed proxies, may attend and vote at the meeting. Each attendee may be asked to present valid government-issued picture identification, such as a driver’s license or passport.

If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 13, 2015 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q:	What class of shares are entitled to be voted at the Carnival Corporation meeting?

A:

Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 13, 2014, the record date, is entitled to one vote at the annual meeting. As of January 20, 2015, Carnival Corporation had 592,688,153 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions. If you submit a proxy or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the boards of directors.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, Carnival Corporation’s Chairman of the Board, and Arnaldo Perez, Carnival Corporation’s General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:	Who will count the vote?

A:	A representative of Computershare Investor Services will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to “Questions Specific to Shareholders of Carnival Corporation” beginning on page 13.

Q:	Who is entitled to attend and vote at the annual general meeting of Carnival plc?

A:

If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 6:00 p.m. (BST) on April 12, 2015, you will be entitled to attend in person and vote at the annual general meeting to be held in the United Kingdom in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint a proxy to attend, speak and vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in the United Kingdom. For further details regarding appointing a proxy or corporate representative please see below.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q:	Will I be asked to vote at the Carnival Corporation annual meeting?

A:

No. Your vote at the Carnival plc annual general meeting, for the purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q:	How do I vote my Carnival plc shares without attending the annual general meeting?

A:

You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, by not later than 2:00 p.m. (BST) on April 12, 2015. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system (please see the Carnival plc Notice of Annual General Meeting for further details). Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing one or more corporate representatives. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual general meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc’s registrars with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrars.

Q:	Can I change my vote given by proxy or by my corporate representative?

A:

Yes. You may change your proxy vote by either (1) completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than the start of the annual general meeting, or (2) by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the annual general meeting.

Q:	What class of shares are entitled to be voted at the Carnival plc meeting?

A:

Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 12, 2015, is entitled to one vote at the annual general meeting. As of January 20, 2015, Carnival plc had 216,052,515 ordinary shares in issue. However, the 31,964,084 Carnival plc ordinary shares directly or indirectly held by Carnival Corporation have no voting rights (in accordance with the Articles of Association of Carnival plc).

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” your vote for each of the resolutions. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of more than 5% of the 592,688,153 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of January 20, 2015, (2) all persons known by us to be the beneficial owners of more than 5% of the 216,052,515 ordinary shares of Carnival plc outstanding as of January 20, 2015, 31,964,084 of which are directly or indirectly owned by Carnival Corporation and have no voting rights, (3) each of our executive officers named in the “Summary Compensation Table” which appears elsewhere in this proxy statement, (4) each of our directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 28.6% of the voting power of Carnival Corporation and approximately 21.8% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of Proposals 1 through 17. The table below begins with ownership of the Principal Shareholders.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual would have the right to acquire as of March 21, 2015 (being 60 days after January 20, 2015) through the exercise of any stock option (“Vested Options”) and the vesting of restricted share units (“RSUs”).

Beneficial Ownership Table

Name and Address Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percentage of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percentage of Carnival plc Ordinary Shares		Percentage of Combined Voting Power**
Micky Arison	138,271,621	(2)(3)	23.32%	0	*	**	17.8%
MA 1994 B Shares, L.P.	95,736,445	(2)(4)	16.2%	0	*	**	12.3%
MA 1994 B Shares, Inc.	95,736,445	(2)(4)	16.2%	0	*	**	12.3%
Artsfare 2005 Trust No. 2	37,580,930	(2)(5)(11)	6.3%	0	*	**	4.8%
c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805
Verus Protector, LLC	37,580,930	(2)(5)	6.3%	0	*	**	4.8%
Two Alhambra Plaza, Suite 1040 Coral Gables, FL 33134
Richard L. Kohan	37,582,930	(2)(6)	6.3%	0	*	**	4.8%
Two Alhambra Plaza, Suite 1040 Coral Gables, FL 33134
MBA I, L.P.	900,000	(2)(7)	* **	0	*	**	* **
c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805
Artsfare 2003 Trust	932,439	(2)(7)(8)(14)	* **	0	*	**	* **
c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805
TAMMS Management Corporation	32,439	(2)(8)(14)	* **	0	*	**	* **
c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805
James M. Dubin	34,319,462	(2)(9)	5.8%	0	*	**	4.4%
c/o Madison Place Partners, LLC One Madison Place Harrison, NY 10528
John J. O’Neil	29,364,216	(2)(10)(13)	5.0%	0	*	**	3.8%
c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
SunTrust Delaware Trust Company	38,180,930	(2)(11)	6.4%	0	*	**	4.9%
1011 Centre Road, Suite 108 Wilmington, DE 19805

Name and Address Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percentage of Carnival Corporation Common Stock		Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percentage of Carnival plc Ordinary Shares		Percentage of Combined Voting Power**
JMD Delaware, Inc.	4,954,246	(2)(4)(12)	*	**	0		*	**	*	**
Knight Protector, Inc.	29,364,216	(2)(13)	5.0%		0		*	**	3.8%
Northern Trust Corporation	35,561,779	(15)	6.0%		0		*	**	4.6%
Arnold W. Donald	129,780	(16)	*	**	0		*	**	*	**
David Bernstein	66,526		*	**	0		*	**	*	**
Alan Buckelew	128,461	(17)	*	**	0		*	**	*	**
Gerald R. Cahill	79,201		*	**	0		*	**	*	**
Michael Thamm	0		*	**	11,956	(18)	*	**	*	**
Sir Jonathon Band	17,147		*	**	0		*	**	*	**
Richard J. Glasier	45,299	(19)	*	**	0		*	**	*	**
Debra Kelly-Ennis	0		*	**	0		*	**	*	**
Sir John Parker	32,916		*	**	10,004	(20)	*	**	*	**
Stuart Subotnick	33,405		*	**	0		*	**	*	**
Laura Weil	30,118		*	**	0		*	**	*	**
Randall J. Weisenburger	83,609		*	**	0		*	**	*	**
Capital World Investors	51,818,532	(21)	8.7%		0		*	**	6.7%
333 South Hope Street Los Angeles, CA 90071
AXA S.A.	0		*	**	10,627,443	(22)	5.7%		1.4%
25 Avenue Matignon 75008 Paris France
BlackRock, Inc.	0		*	**	15,651,916	(23)	8.5%		2.0%
55 East 52nd Street New York, NY 10022
Schroders plc	0		*	**	9,758,601	(22)	5.3%		1.3%
c/o Schroders Investment Management Ltd. 31 Gresham Street London EC2V 7QA United Kingdom
EuroPacific Growth Fund	0		*	**	9,745,000	(24)	5.3%		1.3%
333 South Hope Street Los Angeles, CA 90071
All directors and executive officers as a group (20 persons)	139,167,630	(25)	23.5%		64,797	(26)	*	**	18%

*

As part of the establishment of the DLC arrangement, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC arrangement, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**

As a result of the DLC arrangement, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***	Less than one percent.
(1)

The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178. The address of all entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2)

The Principal Shareholders and others have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons. Each Principal Shareholder may be deemed to own the shares of common stock held by all other Principal Shareholders.

(3)

Includes (i) 4,954,246 shares of common stock held by the various Arison family trusts, (ii) 95,736,445 shares of common stock held by MA 1994 B Shares, L.P. and (iii) 37,580,930 shares of common stock held by the Artsfare 2005 Trust No. 2 by virtue of the authority granted to Mr. Arison under the last will of Ted Arison. Mr. Arison does not have an economic interest in the shares of common stock held by Artsfare 2005 Trust No. 2.

(4)

MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 95,736,445 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 1994 “B” Trust, a trust established for the benefit of Mr. Arison and members of his family (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 95,736,445 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 95,736,445 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(5)

Verus Protector, LLC is the protector of Artsfare 2005 Trust No. 2. Verus Protector, LLC has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 2005 Trust No. 2.

(6)

By virtue of being the sole member of Verus Protector, LLC, Mr. Richard L. Kohan may be deemed to own the aggregate of 37,580,930 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership. Mr. Kohan owns 1,000 shares of common stock directly and owns 1,000 shares of common stock indirectly by virtue of such shares owned by Mr. Kohan’s wife.

(7)

MBA I, L.P. (“MBA I”) owns 900,000 shares of common stock. The Artsfare 2003 Trust owns a controlling interest in MBA I; therefore, the Artsfare 2003 Trust is deemed to beneficially own all such 900,000 shares of common stock.

(8)	TAMMS Management Corporation holds 32,439 shares of common stock (“TAMMS Corp.”). TAMMS Corp. is wholly-owned by the Artsfare 2003 Trust.
(9)

By virtue of being the sole shareholder of JMD Delaware, Inc. and a 50% shareholder of Knight Protector, Inc., Mr. Dubin may be deemed to own the aggregate of 34,318,462 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin owns 1,000 shares of common stock directly.

(10)

By virtue of being a 50% shareholder of Knight Protector, Inc., Mr. O’Neil may be deemed to own the aggregate of 29,364,216 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.

(11)	SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2 and the Dozer Trust.
(12)

JMD Delaware, Inc. is a Delaware corporation wholly owned by Mr. James Dubin. JMD Delaware, Inc. acts as trustee of various Arison family trusts and has shared dispositive power over the shares of common stock held by certain of such trusts.

(13)

Knight Protector, Inc. acts as protector of the Eternity Four Trust. As protector of the Eternity Four Trust, Knight Protector, Inc., has shared dispositive power and sole voting power with respect to the 29,364,216 shares of common stock held by Eternity Four Trust.

(14)

The Artsfare 2003 Trust owns a controlling interest in MBA 1 (see Note 7 above) and is the sole shareholder of TAMMS Corp., (see Note 8 above). By virtue of its controlling interested in MBA I, the Artsfare 2003 Trust is deemed to beneficially own 900,000 shares of common stock held directly by MBA I and by virtue of its ownership of TAMMS Corp., the Artsfare 2003 Trust is deemed to beneficially own 32,439 shares of common stock.

(15)

Northern Trust Company of Delaware acts as trustee for the Eternity Four Trust and beneficially owns all of the 29,364,216 shares of common stock held by Eternity Four Trust. In addition, according to the Schedule 13G filed by Northern Trust Corporation on February 13, 2014, it beneficially owns an additional 6,197,563 shares of common stock.

(16)	Includes (i) 10,000 Vested Options and (ii) 1,807 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.
(17)	Includes 17,151 Vested Options.
(18)	Includes 5,700 Vested Options.
(19)	Includes 20,000 Vested Options.
(20)	Includes 7,000 shares held by Whitefoord Limited on behalf of GHM Trustees Limited, the trustee for Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme.
(21)

As reflected in separate Schedule 13G, filed on February, 7, 2014 with the SEC. Capital World Investors, reported sole voting power and sole dispositive power over 51,818,532 shares of common stock as a result of acting as an investment advisor to various investment companies.

(22)	Based on notifications to Carnival plc of interests of 3% or more in the voting rights of Carnival plc as required by the Disclosure and Transparency Rules of the UK Listing Authority.
(23)

As reflected in separate Schedule 13G, filed on January 22, 2015 with the SEC. BlackRock, Inc., reported sole voting power over 14,049,057 shares of common stock and sole dispositive power over 15,651,916 shares of common stock.

(24)

As reflected in separate Schedule 13G, filed on February, 12, 2014 with the SEC. EuroPacific Growth Fund, reported sole voting power over 9,745,000 shares of common stock as a result of acting as an investment company registered under the Investment Company Act of 1940.

(25)	Includes 72,151 Vested Options.
(26)	Includes 20,609 Vested Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to us to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “reporting person”), all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during and with respect to the year ended November  30, 2014.

PROPOSALS 1-9

RE-ELECTION OF DIRECTORS

The DLC arrangement requires the boards of Carnival Corporation and Carnival plc to be identical. Shareholders are required to approve the election or re-election of directors to each board. There are nine nominees for election or re-election to each board of directors. Each nominee currently serves as a director of both companies. All nominees for director are to be elected or re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person’s age, the year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years, any directorships held by such nominee in public or certain other companies over the past five years and the nominees’ qualifications, including particular areas of expertise, to serve as a director.

The Nominating & Governance Committees conducted performance evaluations on the members of our boards of directors serving during fiscal 2014 and reported the results to the boards. The boards determined that each nominee was an effective and committed member of the boards.

As of the date of this proxy statement, 22% of the members of the boards are women (being two of nine members). The boards have expressed their intent to fill future board vacancies with female candidates, where skill set and relevant experience for the particular vacancy can be met to achieve a target of 25% female by the end of 2015. This is consistent with the aspirational target for FTSE 100 boards recommended in the Davies Review published in the UK in February 2011, entitled “Women on Boards.”

Accordingly, the boards of directors unanimously recommend a vote FOR the re-election of each of the following nominees:

1.

Micky Arison, age 65, has been Chairman of the board of directors of Carnival Corporation since 1990 and a director since 1987. He became a director and Chairman of the board of directors of Carnival plc in 2003. He was Chief Executive Officer of Carnival Corporation (formerly known as Carnival Cruise Lines) from 1979 to 2013 and was Chief Executive Officer of Carnival plc from 2003 to 2013.

Mr. Arison’s qualifications to serve on the boards include his decades of leadership experience with Carnival Corporation & plc, as well as in-depth knowledge of our business, our history and the cruise industry, all gained through more than 40 years of service with our companies.

2.

Sir Jonathon Band, age 65, has been a director of Carnival Corporation and Carnival plc since 2010. He served in the British Navy from 1967 until his retirement in 2009, having served as First Sea Lord and Chief of Naval Staff, the most senior officer position in the British Navy, until 2009. He has been a non-executive director of Lockheed Martin UK Limited since May 2010.

Sir Jonathon’s qualifications to serve on the boards include his extensive experience in maritime and security matters gained through his 42 years of service with the British Navy. He also brings an international perspective of company and industry matters.

3.

Arnold W. Donald, age 60, has been a director of Carnival Corporation since 2001 and a director of Carnival plc since 2003. He has been President and Chief Executive Officer of Carnival Corporation & plc since 2013. He was President and Chief Executive Officer of The Executive Leadership Council, a professional network of African-American executives of major U.S. companies, from 2010 to 2012. He previously served as President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from 2006 to 2008. From 2000 to 2005, Mr. Donald was the Chairman of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From 2000 to 2003, he was also the Chief Executive Officer of Merisant Company. From 1998 to 2000, he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and President of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He has been a member of the boards of directors of Bank of America Corporation since January 2013 and Crown Holdings, Inc. since July 1999. He was a member of the board of Oil-Dri Corporation of America from December 1997 to January 2013 and The Laclede Group, Inc. from January 2003 to January 2014.

Mr. Donald’s qualifications to serve on the boards include his broad leadership and other executive skills gained through his prior executive leadership experience with a Fortune-100 science-based research and development, manufacturing and marketing company, a privately-held company with global operations, and as head of a large international research-based not-for-profit corporation. He also has broad experience in corporate governance, having served as a director, past and present, of a number of other publicly-traded companies.

4.

Richard J. Glasier, age 69, has been a director of Carnival Corporation and Carnival plc since 2004. From 2002 to 2005, Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, and its Chief Executive Officer from 2003 until 2005. From 1995 to 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd.

Mr. Glasier’s qualifications to serve on the boards include significant cruise industry experience as a senior financial officer of a major cruise line, as well as his managerial and corporate governance expertise acquired as the chief executive officer of a New York Stock Exchange-listed operator of hotels and casinos, as well as a director of other public companies.

5.

Debra Kelly-Ennis, age 58, has been a director of Carnival Corporation and Carnival plc since 2012. She was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with leading companies such as RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC. She has been honored as one of the Top 100 Most Powerful Women in Canada in 2012, 2011, 2010 and 2009 and was named Leading Chief Executive Officer in 2010 by the Toronto Human Resources Professional Association. She has been a member of the board of directors of Altria Group, Inc. since February 2013, Hertz Global Holdings, Inc. since May 2013 and Pulte Group, Inc. since September 1997.

Ms. Kelly-Ennis’s qualifications to serve on the boards include her extensive marketing and practical managerial experience gained through 30 years working with consumer brand corporations, as well as many years of public company board experience.

6.

Sir John Parker, age 72, has been a director of Carnival Corporation since 2003 and a director of Carnival plc since 2000, having served as Deputy Chairman of Carnival plc from 2002 to 2003. He was the non-executive Chairman of National Grid plc from October 2002 until January 2012. He has been Vice Chairman of DP World Limited since February 2005 and a director of Anglo American plc since July 2009, serving as its Chairman since August 2009. He has also been a non-executive director of Airbus Group N.V. (formerly known as European Aeronautic Defence and Space Company EADS N.V.) since October 2007. From May 2007 to August 2009 he served as non-executive chairman of Mondi plc. He was formerly Senior Non-Executive Director of the Court of the Bank of England, a non-executive director of GKN plc, Brambles Industries plc and BG Group plc, Chairman of Babcock International Group plc, RMC Group plc and P&O Group plc, a President of the Royal Institution of Naval Architects, a member of the Prime Minister’s Business Council for Britain and Chancellor of the University of Southampton. He was President of the Royal Academy of Engineering from 2011 until 2014. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chairman of its Technical Committee from 1993 until 2002.

Sir John’s qualifications to serve on the boards include his extensive international background and wealth of corporate experience. His past and present service as a non-executive director of a number of listed UK companies provides the boards with invaluable knowledge and insight with respect to UK corporate governance policies and practices. In addition, Sir John, as a qualified naval architect and former head of a major shipbuilding company, is very experienced in the design, construction and operation of ships.

7.

Stuart Subotnick, age 73, has been a director of Carnival Corporation since 1987 and a director of Carnival plc since 2003. Mr. Subotnick has been President and Chief Executive Officer of Metromedia Company, a privately held diversified Delaware general partnership, since 2010, having previously served as its general partner and Executive Vice President since 1986. He was a member of the board of directors of AboveNet, Inc. from July 1997 to July 2012.

Mr. Subotnick’s qualifications to serve on the boards include his significant experience in financing, investing and general business matters, as well as his past experience with us, which are important to the boards when reviewing our investor relations, assessing potential financings and strategies, and otherwise evaluating our business decisions.

8.

Laura Weil, age 58, has been a director of Carnival Corporation and Carnival plc since 2007. She was the Executive Vice President and Chief Operating Officer of New York & Company, Inc., a woman’s apparel and accessories retailer, from June 2012 to August 2014, having served it as an Executive Consultant since February 2012. Ms. Weil was the Chief Executive Officer of Ashley Stewart LLC, a privately held retailer, from 2010 to 2011. Ms. Weil was the Chief Executive Officer of Urban Brands, Inc., a privately held apparel retailer, from 2009 to 2010. Urban Brands, Inc. filed for Chapter 11 bankruptcy protection in September 2010. Ashley Stewart LLC, the retail chain operated by Urban Brands, Inc., emerged from bankruptcy in October 2010. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of AnnTaylor Stores Corporation, a women’s apparel company, from 2005 to 2006. From 1995 to 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer.

Ms. Weil’s qualifications to serve on the boards include her extensive financial, information technology and operating skills developed over many years as an investment banker and senior financial operating executive. Ms. Weil also brings significant experience in global e-commerce and consumer strategies from her leadership experience with a multi-billion dollar New York Stock Exchange-listed retailer.

9.

Randall J. Weisenburger, age 56, has been a director of Carnival Corporation and Carnival plc since 2009. Mr. Weisenburger is the Managing Member of Mile26 Capital LLC, a private investment firm. He was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc., a Fortune-250 global advertising, marketing and corporate communications company, from 1998 to September 2014. Mr. Weisenburger has been a director of Valero Energy Corporation since January 2011.

Mr. Weisenburger’s qualifications to serve on the boards include his broad leadership and operational skills gained as a senior executive of a large multi-national corporation and his extensive financial and accounting skills acquired as an investment banker and senior financial operating executive.

PROPOSALS 10 & 11

RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION

The Audit Committee of the board of directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2015, subject to the approval of our shareholders. The Audit Committee of the board of directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the year ending November 30, 2014. Representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the annual meetings, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

This resolution would re-appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which Carnival plc’s annual accounts and reports are laid. It is a requirement of Section 489(2) of the Companies Act 2006 that Carnival plc appoint its independent auditors at a general meeting at which its annual accounts and reports are laid. You are also being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of an independent certified public accounting firm for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 11, the Audit Committees will consider the selection of another accounting firm for 2016 and future years.

The boards of directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2015 fiscal year, the authorization of the Audit Committee of Carnival plc to agree the remuneration of PricewaterhouseCoopers LLP and the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the 2015 fiscal year.

PROPOSAL 12

RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the Companies Act 2006 to present the financial statements, the UK statutory Directors’ Report, the UK statutory Strategic Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the year ended November 30, 2014, which have been approved by and signed on behalf of Carnival plc’s board of directors and will be delivered to the Registrar of Companies in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report is attached to this proxy statement as Annex A and the UK statutory Strategic Report is included within the Carnival plc consolidated IFRS financial statements. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

The boards of directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the year ended November 30, 2014.

PROPOSAL 13

AN ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Exchange Act, our shareholders are being provided with an advisory (non-binding) vote to approve our executive compensation. Although the vote is advisory and is not binding on the boards, the Compensation Committees will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required to be offered to our shareholders at least once every three years. Two years ago, our shareholders recommended that we provide them with the opportunity to provide their “say-on-pay” vote each year and our boards have accepted that recommendation.

The boards are committed to corporate governance best practices and recognize the significant interest of shareholders in executive compensation matters. The Compensation Committees seek to balance short-term and longer-term compensation opportunities to enable Carnival Corporation & plc meets short-term objectives while continuing to produce value for its shareholders over the long-term. They also promote a compensation program designed to attract, motivate and retain key executives. As discussed in the Compensation Discussion and Analysis, the Compensation Committees believe that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our named executive officers with those of our shareholders. For example:

•	Our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration.

•

In accordance with the Compensation Committees’ focus on long-term shareholder return, they approved performance-based share grants for the named executive officers. The grants vest zero to 200% based upon the extent to which annual earnings before income and taxes (“EBIT”), as adjusted for certain fuel price changes, for each of the three fiscal years in the 2014-2016 performance cycle exceeds specified performance goals, and return on invested capital (“ROIC”) exceeds a specified performance goal at the end of the three-year performance cycle and as modified up or down by up to 25% at the end of the three year performance cycle for the Carnival Corporation & plc’s total shareholder return (“TSR”) rank relative to the Peer Group (defined below).

•	To further promote long-term shareholder alignment, we require our named executive officers to meet and maintain stock ownership requirements.

•

The Compensation Committees review the position of each element of total direct compensation relative to the competitive market, and use the range of total direct compensation levels in the competitive market to assess the extent to which the compensation provided to the named executive officers is generally consistent with that offered by the competitive market to their named executive officers.

•	Carnival Corporation & plc does not offer U.S. executives excise tax gross-up protections.

We encourage you to read our Compensation Discussion and Analysis contained within this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our shareholders have the opportunity to vote for or against, or to abstain from voting, on the following resolution:

“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above referenced disclosures appear at pages 33 to 60 of this proxy statement.

The boards of directors unanimously recommend a vote “FOR” approval of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

PROPOSAL 14

APPROVAL OF CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT

In accordance with Sections 439 and 440 of the Companies Act 2006 and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008 (the “LMCG Regulations”), shareholders are voting to approve adoption of the Carnival plc Directors’ Remuneration Report. The Carnival plc Directors’ Remuneration Report is in two parts. Part I also constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the LMCG Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information which has been audited for the purposes of the Carnival plc Annual Report.

The boards of directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

PROPOSALS 15 & 16

APPROVAL OF THE GRANT OF AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES

AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO THE ALLOTMENT OF NEW CARNIVAL PLC SHARES

Summary. Proposal 15 authorizes the directors of Carnival plc to issue, until the next annual general meeting of Carnival plc (or, if earlier, until the close of business on July 13, 2016), a maximum number of Carnival plc ordinary shares (or to grant rights to subscribe for or convert any securities into ordinary shares up to a maximum aggregate amount) without further shareholder approval. Proposal 16 authorizes the directors of Carnival plc to issue (or sell any ordinary shares which Carnival plc elects to hold in treasury), until the next annual general meeting of Carnival plc (or, if earlier, until the close of business on July 13, 2016), a maximum number of Carnival plc ordinary shares for cash without first offering them to existing shareholders in accordance with the pre-emption rights that would otherwise be applicable. As is the case with many UK companies, these resolutions are proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted without shareholder approval and for shares to be allotted for cash without making a pre-emptive offer. The Carnival plc directors have no current commitments or plans to allot additional shares of Carnival plc.

Discussion. Under Article 30 of the Articles of Association of Carnival plc, the directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “allotment amount.”

The power to implement the authority provided by Article 30 is sought each year by the proposal of an ordinary resolution to establish the prescribed period and the allotment amount. By passing this ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, a maximum number of shares having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31 of the Articles of Association of Carnival plc, the directors have, for the same “prescribed period” referred to above, power to allot a small number of ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the “disapplication amount.”

The power to implement the authority provided by Article 31 is sought each year by the proposal of a special resolution to establish the disapplication amount. By passing this special resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, an amount of shares having an aggregate nominal value equal to the disapplication amount, for cash without first offering them to existing shareholders of Carnival plc.

The Third Amended and Restated Articles of Incorporation of Carnival Corporation do not contain equivalent provisions and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of the ability of Carnival Corporation to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the allotment amount and the disapplication amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Proposal 15 (an ordinary resolution) and Proposal 16 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting (or, if earlier, until the close of business on July 13, 2016).

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the allotment amount to be limited to one-third of the issued ordinary share capital (except in the case of a rights issue). By reference to Carnival plc’s issued ordinary share capital on January 20, 2015, the maximum allotment amount is $119,549,058, which is equal to 72,017,505 new Carnival plc ordinary shares, being one third of the amount of the issued ordinary share capital (excluding treasury shares).

In line with guidance issued by the Association of British Insurers, paragraph (b) of Proposal 15 would give the directors of Carnival plc authority to allot ordinary shares or grant rights to subscribe for or convert any securities into ordinary shares in connection with a rights issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $239,098,117 (representing 144,035,010 ordinary shares), as reduced by the nominal amount of any shares issued under paragraph (a) of Proposal 15. However, if they do exercise the authorities given to them if Proposals 15 and 16 are passed, the directors intend to follow the Association of British Insurers’ recommendations concerning their use (including as regards the directors standing for election or re-election in certain cases). This amount (before any reduction) represents approximately two-thirds of the issued ordinary share capital (excluding treasury shares) of Carnival plc as at January 20, 2015.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange to monitor the operation of the Guidelines, recommend that a resolution to disapply the statutory pre-emption rights provided by UK company law should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 20, 2015, the maximum disapplication amount is $17,932,359, which is equal to 10,802,626 new Carnival plc ordinary shares. In respect of this aggregate nominal amount, the directors of Carnival plc confirm their intention to follow the provisions of the Pre-emption Group’s Statement of Principles regarding cumulative usage of authorities within a rolling three-year period where the Principles provide that usage in excess of 7.5% should not take place without prior consultation with shareholders.

In summary, if Proposals 15 and 16 were passed, the extent of the authority of the directors to allot new Carnival plc ordinary shares for cash on terms which would be dilutive to the existing shareholdings of Carnival plc shareholders, without shareholder approval, would be limited to 10,802,626 new Carnival plc ordinary shares, being 5% of the issued ordinary share capital of Carnival plc at January 20, 2015. The directors have no current commitments or plans to allot additional shares of Carnival plc. Furthermore, the adoption of Proposals 15 and 16 would have no material effect on the ability of Carnival plc to undertake or defend against a takeover attempt.

The boards of directors have authorized the repurchase of up to 19.2 million Carnival plc ordinary shares and the repurchase of up to 32.8 million shares of Carnival Corporation common stock under Stock Swap programs. We use the Stock Swap programs in situations where we can obtain an economic benefit because either Carnival Corporation common stock or Carnival plc ordinary shares are trading at a price that is at a premium or discount to the price of Carnival plc ordinary shares or Carnival Corporation common stock, as the case may be. Any realized economic benefit under the Stock Swap programs is used for general corporate purposes. As of the date of this proxy statement, no Carnival plc shares are held by Carnival plc in treasury.

In the event Carnival Corporation common stock trades at a premium to Carnival plc ordinary shares, we may elect to issue and sell shares of Carnival Corporation common stock through a sales agent, from time to time at prevailing market prices in ordinary brokers’ transaction, and use the sale proceeds to repurchase Carnival plc ordinary shares in the UK market on at least an equivalent basis. Based on authorizations provided by the boards of directors in October 2008, Carnival Corporation was authorized to issue and sell up to 19.2 million of its common stock in the U.S. market.

In the event Carnival Corporation common stock trades at a discount to Carnival plc ordinary shares, we may elect to sell existing ordinary shares of Carnival plc, with such sales made by Carnival Corporation or Carnival Investments Limited, a subsidiary of Carnival Corporation, through a sales agent from time to time at prevailing market prices in ordinary broker transactions, and use the sale proceeds to repurchase shares of Carnival Corporation common stock in the U.S. market on at least an equivalent basis. Based on an authorization provided by the boards of directors in January 2013, Carnival Corporation or Carnival Investments Limited was authorized to sell up to 32.8 million Carnival plc ordinary shares in the UK market.

The boards of directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

PROPOSAL 17

GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

The boards of directors have authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation common stock and Carnival plc ordinary shares subject to certain restrictions (the “Repurchase Program”). The Repurchase Program does not have an expiration date and may be discontinued by our boards of directors at any time.

At January 20, 2015, the remaining availability under the Repurchase Program was $975 million. We may repurchase shares of Carnival Corporation common stock or Carnival plc ordinary shares under the Repurchase Program, in addition to repurchases made with net proceeds resulting from the Stock Swap programs described above.

Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act 2006 for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases of up to 21,569,788 ordinary shares of Carnival plc (being approximately 10% of Carnival plc’s ordinary shares in issue). During fiscal 2014, no ordinary shares have been purchased under the Repurchase Program and the Stock Swap Program and through January 20, 2015. Carnival Corporation & plc treats any such purchases made by Carnival Corporation or Carnival Investments Limited under the Repurchase Program or the Stock Swap Programs as if they were made by Carnival plc under the Carnival plc share buy back authority. That approval expires on the earlier of (i) the conclusion of Carnival plc’s 2015 annual general meeting or (ii) October 13, 2015. Shareholder approval to effect market purchases (within the meaning of Section 693(4) of the Companies Act 2006) of up to 21,605,252 ordinary shares of Carnival plc (being 10% of Carnival plc’s ordinary shares in issue as of January 20, 2015) is being sought.

The boards of directors confirm that the authority to purchase Carnival plc’s shares under the Repurchase Program and the Stock Swap program will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The boards of directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the boards of directors exercise the authority conferred by Proposal 17, we would have the option of holding the shares in treasury, or cancelling them. Shares held in treasury can be re-sold for cash, used for employee share plans or later cancelled. The boards of directors think it prudent to maintain discretion as to dealing with the purchased shares. As of the date of this proxy statement, no Carnival plc shares are held by Carnival plc in treasury.

The boards of directors consider that any buy back of Carnival plc shares may include the purchase of its American Depositary Shares (“ADSs”), each representing one ordinary share of Carnival plc, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of (i) 105% of the average middle market quotations for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out.

As of January 20, 2015, there are options outstanding to subscribe for 222,174 ordinary shares and Carnival plc has issued 917,339 RSUs, which represent in the aggregate less than 1% of Carnival plc’s issued share capital. If 21,605,252 ordinary shares of Carnival plc were purchased by Carnival plc and cancelled, these options and RSUs would represent in the aggregate less than 1% of Carnival plc’s issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc annual general meeting in 2016 or on July 13, 2016, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

The boards of directors unanimously recommend a vote FOR the general authority to buy back Carnival plc ordinary shares.

BOARD STRUCTURE AND COMMITTEE MEETINGS

Independence of Board Members

The boards of directors have determined that each of the following directors is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with Carnival Corporation & plc other than (1) serving as a director and board committee member, (2) receiving related fees as disclosed in this proxy statement and (3) having beneficial ownership of Carnival Corporation and/or Carnival plc securities as disclosed in the section of this proxy statement entitled “Stock Ownership of Certain Beneficial Owners and Management”: Sir Jonathon Band, Richard J. Glasier, Debra Kelly-Ennis, Sir John Parker, Stuart Subotnick, Laura Weil and Randall J. Weisenburger.

Micky Arison, the former Chief Executive Officer of Carnival Corporation & plc, currently serves as the Chairman of the boards. Stuart Subotnick has been elected by our independent directors to serve as the Presiding Director. Mr. Subotnick also acts as the senior independent director under the UK Corporate Governance Code. As Presiding Director, Mr. Subotnick has broad authority and responsibility over board governance and operations, including oversight of the annual appraisal of the Chairman’s performance as leader of the boards. We believe that this structure is appropriate for Carnival Corporation & plc because it gives the boards the benefit of independent oversight, while retaining deep knowledge of our business, history and industry.

Board Meetings

During the year ended November 30, 2014, the board of directors of each of Carnival Corporation and Carnival plc held a total of six meetings. Each Carnival Corporation director and each Carnival plc director attended either telephonically or in person at least 75% of all Carnival Corporation & plc board of directors and applicable committee meetings held during the period that he or she served.

Our Corporate Governance Guidelines provide that our non-executive directors will meet privately in executive session at least quarterly. The Presiding Director presides at these meetings.

All board members are expected to attend our annual meetings of shareholders. At the 2014 annual meetings, all of the board members of each company were in attendance.

Board Committees

The boards delegate various responsibilities and authority to different board committees. The committees regularly report on their activities and actions to the full boards. The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit; Compensation; Executive; Health, Environmental, Safety & Security (“HESS”); and Nominating & Governance Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Compensation Committee, HESS Committee and Nominating & Governance Committee of each company are independent (as defined by the listing standards of the New York Stock Exchange, SEC rules and the UK Corporate Governance Code). In addition, all members of the Audit Committees and Compensation Committees meet the heightened independence criteria applicable to directors serving on those committees under SEC rules and New York Stock Exchange listing standards.

The membership and function of each committee is described below. Our Corporate Governance Guidelines and copies of the charters of our Audit, Compensation, HESS and Nominating & Governance Committees are available under the “Corporate Governance” section of our website at www.carnivalcorp.com and www.carnivalplc.com. Each committee periodically reviews its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work.

The current committee members are as follows:

Committees
Name	Audit	Compensation	Executive	HESS	Nominating & Governance
Micky Arison	—	—	Chair	—	—
Sir Jonathon Band	—	—	—	X	—
Arnold W. Donald	—	—	X	—	—
Richard J. Glasier	Chair	X	—	—	X
Debra Kelly-Ennis	—	—	—	X	—
Sir John Parker	—	—	—	Chair	X
Stuart Subotnick	X	—	X	—	Chair
Laura Weil	X	X	—	—	—
Randall J. Weisenburger	X	Chair	—	—	X

Number of committee meetings/consent actions in fiscal 2014	13	6	6	5	4

Audit Committees. The Audit Committees assist the boards in their general oversight of our financial reporting, internal controls and audit functions, and are responsible for the appointment, retention, compensation, and oversight of the work of our independent auditors and our independent registered certified public accounting firm. The board of directors of Carnival Corporation has determined that Mr. Glasier is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the board of directors of Carnival plc has determined that Mr. Glasier has “recent and relevant financial experience” for the purposes of the UK Corporate Governance Code. The boards determined that each member of the Audit Committees has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committees. The responsibilities and activities of the Audit Committees are described in detail in “Report of the Audit Committees” and the Audit Committees’ charter.

Compensation Committees. The Compensation Committees have authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock incentive plans, including reviewing and granting equity-based grants to our executive officers and other employees. The Compensation Committees also review and determine various other compensation policies and matters, including making recommendations to the boards with respect to the compensation of the non-executive (non-employee) directors, incentive compensation and equity-based plans generally, and administering the employee stock purchase plans. For more information on the responsibilities and activities of the Compensation Committees, including the committees’ processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Executive Compensation,” and the Compensation Committees’ charter.

Executive Committees. The Executive Committees may exercise the authority of the full board between board meetings, except to the extent that the board has delegated authority to another committee or to other persons, and except as limited by applicable law.

HESS Committees. The HESS Committees review and recommend policies relative to the protection of the environment and the health, safety and security of employees, contractors, guests and the public. The HESS Committees also supervise and monitor health, environmental, safety, security and sustainability policies and programs and review with management significant risks or exposures and actions required to minimize such risks. For more information on the responsibilities and activities of the HESS Committees, see the HESS Committees’ charter.

Nominating & Governance Committees. The Nominating & Governance Committees review and report to the boards on a periodic basis with regard to matters of corporate governance. The Nominating & Governance Committees also review and assess the effectiveness of our Corporate Governance Guidelines, make recommendations to the boards regarding proposed revisions to these guidelines, and make recommendations to the boards regarding the size and composition of the boards and their committees. For more information on the responsibilities and activities of the Nominating & Governance Committees, see “Nominations of Directors,” “Procedures Regarding Director Candidates Recommended by Shareholders” and the Nominating & Governance Committees’ charter.

Additional information with respect to Carnival plc’s corporate governance practices during the 2014 fiscal year is included in the Carnival plc Corporate Governance Report attached to this proxy statement as Annex C.

Risk Oversight

The boards of directors have overall responsibility for the Carnival Corporation & plc Enterprise Risk Management (“ERM”) Program, which assesses, monitors and identifies mitigation enhancement for key risks facing our companies. The boards of directors receive both written and oral reports on the ERM Program at least twice each year and provide guidance on the direction and reporting of the ERM Program.

Our boards use their committees to assist in their risk oversight function as follows:

•

Our Audit Committees are responsible for oversight of our financial controls and compliance activities. The Audit Committees also oversee management’s processes to identify and quantify the material risks facing Carnival Corporation & plc. In connection with its risk oversight role, the Audit Committees regularly meet privately with representatives from our independent registered certified public accounting firm, the Chief Audit Executive and the General Counsel.

•	Our Compensation Committees are responsible for oversight of risk associated with our executive compensation structure, policies and programs.

•	Our HESS Committees are responsible for oversight of risk associated with the health, environment, safety and security of employees, contractors, guests and the public.

•	Our Nominating and Governance Committees are responsible for oversight of risk associated with board processes and corporate governance.

Each committee chairman presents this information to the full boards for review.

Discussions with the boards regarding the Carnival Corporation & plc strategic plan, consolidated business results, capital structure, and other business related activities include a discussion of the risks associated with the particular item under consideration. This oversight includes briefings by management, review of audit results and corrective actions, and results of risk assessment and risk monitoring activities.

The boards believe that the structure and assigned responsibilities provides the appropriate focus, oversight and communication of key risks faced by our companies.

Compensation Risk Assessment

In 2011, Carnival’s management, in conjunction with the Compensation Committees’ independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), conducted a thorough review of our compensation programs, including those programs in which our named executive officers participate, to determine if aspects of those programs contribute to excessive risk-taking. Based on the findings from this review and a reassessment conducted in 2014, the Compensation Committees continue to believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Carnival Corporation & plc.

To reach this conclusion, key elements of our compensation programs were assessed to determine if they exhibited excessive risk. These elements included pay mix (cash vs. equity) and pay structure (short vs. long-term focus), performance metrics, performance goals and ranges, the degree of leverage, incentive maximums, payment timing, incentive adjustments, use of discretion and stock ownership requirements. Our assessment reinforced the Compensation Committees’ belief that our compensation programs are not contributing to excessive risk-taking, but instead contain many features and elements that help to mitigate risk. For example:

•

Pay Structure: Our compensation programs emphasize both short and long-term performance through our annual bonus program (delivered in cash) and through the delivery of long-term incentives (equity) in a balanced approach (approximately 50% through base salary and bonus and 50% in long-term equity grants). The mix of our pay program is intended to motivate management to consider the impact of decisions on shareholders in the short, intermediate and long-term.

•

Incentive Limits: Our annual cash bonus plans do not allow for unlimited payouts. Cash bonus awards cannot exceed 200% of target levels. The performance-based share grants made in 2014 limits the payouts to 200% of target, inclusive of the impact of the TSR modifier, if applicable.

•

Performance-based Share Grants: To strengthen the relationship between pay and performance, our long-term incentive plans include performance-based share grants. Since 2011 a portion of the long-term equity grants has been in the form of performance-based share grants. Performance-based share grants will have no value unless Carnival Corporation & plc achieves pre-determined performance targets over a three-year period. Further, all restricted share and RSU grants vest at the end of three years, rather than vesting ratably on an annual basis.

•

Performance Measurement: For corporate officers, the performance measurement used when determining their annual cash bonus is based on the performance of Carnival Corporation & plc. For officers of our operating units, the performance measurements used when determining their bonus is based 50% on the performance of their operating unit, with the remaining balance being based on the performance of Carnival Corporation & plc to enable a continued focus on the overall success of Carnival Corporation & plc.

•

Stock Ownership Guidelines: All of our senior executives who are designated as reporting officers under Section 16 of the Exchange Act (each a “Section 16 Officer”), including our named executive officers, are subject to a Stock Ownership Policy which specifies target ownership levels of Carnival Corporation and Carnival plc shares for each Section 16 Officer expressed in terms of the value of the equity holdings (including unvested restricted shares and RSUs) as a multiple of each Section 16 Officer’s base salary. In 2014, the Stock Ownership Policy was amended to require that Section 16 Officers retain at least 50% of the share awards received after deducting the exercise price (of stock options) and withholding taxes, until their target ownership level is achieved.

•

Clawback Policy: The Carnival Corporation 2011 Stock Plan (which was approved by shareholders in 2011) and the Carnival plc 2014 Employee Share Plan (which was approved by shareholders in 2014) contains a clawback policy, which authorizes us to recover incentive-based compensation granted under that plan in the event Carnival Corporation & plc is required to restate its financial statements due to fraud or misconduct. In 2014, the management incentive plans used to determine annual cash bonuses were amended to also include a clawback policy.

•

Adjustments and Discretion: There are no predetermined adjustments under the short-term incentive plans, and the Compensation Committees may use their discretion to make such adjustments as they deem appropriate in determining awards, thereby helping to mitigate windfall payments not anticipated or warranted.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Succession Planning

Our boards believe that planning for the succession of our Chief Executive Officer is an important function. Our decentralized structure enhances our succession planning process. At the corporate level, a highly-skilled management team oversees a collection of cruise brands. At both the corporate and brand levels, we continually strive to foster the professional development of senior management. As a result, Carnival Corporation & plc has developed a very experienced and strong group of leaders, with their performance subject to ongoing monitoring and evaluation, as potential successors to our Chief Executive Officer.

The boards and the Nominating & Governance Committees are responsible for succession planning (including emergency succession planning). The independent non-executive directors meet with the Chief Executive Officer at least annually to plan for the succession of the Chief Executive Officer (including plans in the event of an emergency). During those sessions, the Chief Executive Officer discusses his recommendations of potential successors, along with an evaluation and review of any development plans for such individuals. As provided in our Corporate Governance Guidelines, the Nominating and Governance Committees will, when appropriate, make recommendations to the boards with respect to potential successors to the Chief Executive Officer. All members of the boards will work with the Nominating & Governance Committees to see that qualified candidates are available and that development plans are being utilized to strengthen the skills and qualifications of the candidates. When assessing the qualifications of potential successors to the Chief Executive Officer, the boards and the Nominating & Governance Committees will take into account our business strategy as well as any other criteria they believe are relevant.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC arrangement requires that there be identical boards of directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meetings of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors as they deem appropriate, including, but not limited to:

•	the candidate’s judgment;

•	the candidate’s skill;

•	diversity considerations;

•	the candidate’s experience with businesses and other organizations of comparable size;

•	the interplay of the candidate’s experience with the experience of other board members; and

•	the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Nominating and Governance Committees in the director identification and nomination process. This means that the Nominating and Governance Committees seek nominees who bring a variety of business backgrounds, experiences and perspectives to the boards. The boards believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the boards to fulfill their responsibilities.

The Nominating & Governance Committees will also use their best efforts to see that the composition of the boards adheres to the independence requirements applicable to companies listed for trading on the New York Stock Exchange and the London Stock Exchange. The Nominating & Governance Committees may consider candidates proposed by management, but are not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will also consider shareholder recommendations of qualified director nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2016 annual meetings, a shareholder must provide the same information as is required for director nominations set forth in Carnival Corporation’s by-laws. Specifically, the shareholder must submit his or her recommendation in writing to the attention of our Secretary at our headquarters no later than seven days nor earlier than 42 days prior to the 2016 annual shareholders meetings. Any such recommendation must include, in addition to any other requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation and service on boards of directors of any public company or registered investment company for at least the last five years;

•	a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees.

Communications between Shareholders or Interested Parties and the Boards

Shareholders or interested parties who wish to communicate with the boards, the Presiding Director, the non-executive directors as a group or any individual director should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the boards of Carnival Corporation and Carnival plc and provides guiding principles on areas such as identifying and resolving conflicts of interest. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com and www.carnivalplc.com. The Code of Business Conduct and Ethics may be amended periodically to remain in line with best practices.

DIRECTOR COMPENSATION

During fiscal 2014, our non-executive directors were entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if the meeting is attended by telephone), equity compensation, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. We do not provide retirement benefits or other benefits to our non-executive directors. We reimburse directors for travel expenses incurred for spouses or partners when we request that they attend a special event. Any amount reimbursed for spousal or partner travel is reported below in the “Director Compensation for Fiscal 2014” table. For fiscal 2014, the Presiding Director received an additional retainer of $20,000 per annum. In addition, non-executive directors receive additional compensation for serving as chairman or a member of a board committee. Board members who are employed by us do not receive additional compensation for their services as a member of the boards of directors.

During fiscal 2014, the retainer and meeting attendance fees for the board committees were as follows:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committees	$23,000	$7,500	$3,000	$1,500
Compensation Committees	$23,000	$3,750	$2,500	$1,250
Executive Committees	—	$3,750	—	—
HESS Committees	$23,000	$7,500	$3,000	$1,500
Nominating & Governance Committees	$10,000	$3,750	$2,500	$1,250

The boards of directors are committed to attracting and retaining a highly diverse, experienced and capable group of non-executive directors. To that end, the compensation program for the non-executive directors is evaluated annually by the Compensation Committees to ensure it is competitive. The Compensation Committees determined, based upon analysis and recommendations provided by FWC, that the pay level and structure in effect for fiscal 2014 merited modification. As such, in January 2015, the board approved the following changes to the non-executive director compensation program:

•	Eliminated all board and committee meeting attendance fees;

•	Eliminated all committee member retainers;

•	Increased committee chair retainers as follows:

➢	Audit, Compensation and HESS Committees chairs retainer increased from $23,000 to $30,000, and

➢	Nominating & Governance Committees chair retainer increased from $10,000 to $15,000

•	Increased the annual retainer from $40,000 to $110,000; and

•	Increased the Presiding Director retainer from $20,000 to $25,000

Non-executive directors receive payment of their earned retainer and meeting fees in quarterly installments. Annual retainers are pro-rated so that adjustments can be made during the year. Unearned portions of cash retainers are forfeited upon termination of service.

Non-executive directors receive annual share grants under the Carnival Corporation 2011 Stock Plan. In April 2014, the non-executive directors received grants with a dollar value equal to $120,000. As a result, a grant of 3,215 Carnival Corporation restricted shares was made to each non-executive director re-elected on April 17, 2014 based on the closing price of a share on the date re-elected of $37.32. It is anticipated that the non-executive directors re-elected at the April 2015 shareholders meeting will be awarded an annual share grant with a dollar value equal to $160,000, which increased amount was determined based upon the analysis and recommendations provided by FWC.

Grants under the Carnival Corporation 2011 Stock Plan are released from restriction on the third anniversary of the grant date (and are not forfeitable provided the director has served at least a full year). Grants of restricted shares have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. Generally, non-executive directors will receive their annual grants initially upon their election to the boards and subsequently at the time of their annual re-election to the boards.

Director Compensation for Fiscal 2014

The following table details the total compensation earned by our non-executive directors in fiscal 2014. Compensation for our executive director who is a named executive officer, Mr. Donald, is reflected in the section entitled “Summary Compensation Table,” which follows the Compensation Discussion and Analysis. Board members who are employed by us do not receive additional compensation for their services as a member of the boards of directors.

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Sir Jonathon Band	85,000	(5)	119,984	16,454	221,438
Howard S. Frank(6)	—		—	69,495	69,495
Richard J. Glasier	142,500		119,984	11,329	273,813
Debra Kelly-Ennis	83,000		119,984	9,287	212,271
Sir John Parker	114,250		119,984	3,697	237,931
Stuart Subotnick	128,750		119,984	4,555	253,289
Laura Weil	113,250		119,984	—	233,234
Randall J. Weisenburger	140,250		119,984	4,555	264,789

(1)	Refer to the table above describing the board committee membership.
(2)

No stock option grants were made in fiscal 2014. Represents the grant date fair value, assuming no risk of forfeiture of the grants of Carnival Corporation restricted shares granted in fiscal 2014, calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”). In April 2014, each of the non-executive directors received a grant of 3,215 restricted shares based on the closing price of a share on April 17, 2014, the date they were re-elected, of $37.32. The restricted shares granted in 2014 vest on the third anniversary of the grant date. The restricted shares granted to non-executive directors also vest in full upon the death or disability of the director, and continue to vest in accordance with the original vesting schedule and are not forfeited if a director ceases to be a director for any other reason after having served as a director for at least one year. All of the directors who received grants served for all of fiscal 2014.

(3)	The aggregate number of Carnival Corporation and Carnival plc restricted shares, RSUs and options (all of which are exercisable) outstanding at November 30, 2014 are as follows:

Name	Unvested Restricted Shares	Unvested RSUs	Unexercised Options
Sir Jonathon Band	10,666	0	0
Howard S. Frank	127,522	0	0
Richard J. Glasier	10,666	0	20,000
Debra Kelly-Ennis	3,215	7,451	0
Sir John Parker	10,666	0	0
Stuart Subotnick	10,666	0	0
Laura Weil	10,666	0	0
Randall J. Weisenburger	10,666	0	0

(4)

Represents reimbursement of expenses associated with spousal or partner travel and the incremental cost of cruise benefits. For Mr. Frank, also includes the cost of a watch given to him upon his retirement and the incremental cost of private medical/health insurance costs and premiums for Mr. Frank and his spouse.

(5)	Exclusive of value added tax.
(6)	Mr. Frank was not nominated for re-election at the April 2014 annual general meeting. As a result, his term ended on April 17, 2014.

The following policies also apply to our non-executive directors:

•

Stock Ownership Policy. The stock ownership policy for non-executive directors was amended in 2014 to provide that all non-executive directors are required to own shares (inclusive of unvested restricted shares, RSUs and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares with a value equal to four times the cash retainer. New directors must achieve this requirement no later than five years from the date of their initial election to the boards by the shareholders. Each of the non-executive directors has already achieved this board-mandated requirement.

•

Product Familiarization. All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. In addition, guests traveling with the non-executive director in the same stateroom are charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, fuel supplements, fees, taxes and other charges, hotel service charges, ground transfers and tours) are the responsibility of the non-executive director.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2014 for non-executive directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

and

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT – PART I

INTRODUCTION

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company (“DLC”) arrangement, the boards of directors and members of the committees of the boards, including the Compensation Committees, are identical and there is a single senior management team.

Carnival Corporation and Carnival plc are subject to disclosure regimes in the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors’ Remuneration Report is in two parts. The information contained in this Part I constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the Sections 439 and 440 of the Companies Act 2006 and Schedule 8 of the Large and Medium-Sized Companies and Groups (Accounts and Reports) Regulations 2008, as amended (the “LMCG Regulations”). Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with Section 439A of the Companies Act 2006 and the LMCG Regulations, including certain information that has been audited for the purposes of the Carnival plc Annual Report.

Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with the LMCG Regulations, the UK Corporate Governance Code published in September 2012 by the UK Financial Reporting Council (the “UK Corporate Governance Code”), the UK Companies Act 2006 and the Listing Rules of the UK Listing Authority. Both Parts I and II form part of the Annual Report of Carnival plc for the year ended November 30, 2014.

Pursuant to rules promulgated by the SEC and the LMCG Regulations, this Compensation Discussion and Analysis reviews the compensation of the following named executive officers of Carnival Corporation & plc (the “NEOs”):

Name	Title
Arnold W. Donald	President and Chief Executive Officer
David Bernstein	Chief Financial Officer
Alan Buckelew	Chief Operations Officer
Gerald R. Cahill	Former President and Chief Executive Officer of Carnival Cruise Lines
Michael Thamm	Chief Executive Officer of the Costa Group, which includes Costa Cruises, AIDA Cruises and, through November 2014, Ibero Cruises

EXECUTIVE SUMMARY

Our executive compensation program is designed to reward financial results and effective strategic leadership through use of both short-term rewards and long-term incentives and to promote alignment of the financial interests of our executive officers with our shareholders. We seek to provide total direct compensation that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration factors including the senior executive’s performance, experience and responsibilities. We believe our compensation program’s performance measures align the interests of our shareholders and senior executives by linking actual pay to operating performance and shareholder outcomes.

SHAREHOLDER ENGAGEMENT

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, at the 2014 annual shareholders meeting, our shareholders provided an advisory (non-binding) vote on the fiscal 2013 compensation of our NEOs, which is referred to as the “say-on-pay” vote. The fiscal 2013 compensation program of our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement) received the support of 58.4% of the shares on the “say-on-pay” proposal. As part of the Compensation Committees’ oversight of Carnival Corporation & plc’s executive compensation programs, their commitment to ensure that Carnival Corporation & plc’s executive compensation programs are effective in achieving its key objectives, and in response to these results, the Compensation Committees engaged in outreach efforts with our major shareholders to gather feedback regarding our executive compensation program. We reached out to 25 of our top shareholders and requested meetings to discuss our executive compensation practices. We ultimately received positive responses from, and held one-on-one conversations with, approximately half representing approximately 44% of our outstanding shares. The purpose of these discussions, which included meetings between the shareholders and the Chairman of our Compensation Committees, the Chairman of the Boards, the Chief Executive Officer or the Chief Financial Officer and our Vice President of Investor Relations, was to gain insight and perspective on our executive compensation programs and policies. Based in part on the feedback from these engagements, and with feedback, advice and recommendations on the compensation best practices from its independent external compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), the Compensation

Committees approved several changes to the NEOs’ pay program for fiscal 2014 and will continue to evaluate the executive compensation programs and policies for future years.

HIGHLIGHTS OF EXECUTIVE COMPENSATION PROGRAM CHANGES

•	Annual Incentive Bonus Programs

➢	Eliminated guaranteed minimum bonus payments.

➢	Increased enterprise-wide performance component of the funding formula for brand CEOs to drive strategic goals enterprise-wide.

➢	Increased emphasis on performance in health, environment, safety and security (“HESS”) by strengthening the degree to which it impacts bonus payouts.

➢	Revised approach used to set Operating Income Targets that resulted in a 5.1% higher fiscal 2014 Operating Income Target performance requirement than would have resulted using the prior approach.

➢

Added clawback features that require reimbursement of all or a portion of bonus payments received by the participant if a participant’s wrongdoing results in a material restatement of our financial statements.

•	Long-Term Equity Programs

➢	Added a return on invested capital (“ROIC”) metric to the annual performance-based share grants to provide for payouts based on the achievement of multiple financial metrics and not a single metric.

➢	Approved a special performance-based equity grant to certain senior executives that is tied to the achievement of strong total shareholder return (“TSR”) improvement over the next three years.

•	Stock Ownership Policy for Section 16 Officers

➢	Amended the policy to require that Section 16 Officers retain at least 50% of any net share-based awards received until their target ownership is achieved.

FISCAL 2014 COMPANY PERFORMANCE

We experienced strong financial and operating performance in fiscal 2014. Our solid operational and financial performance in fiscal 2014 reflects senior leadership’s focus on executing our business strategies effectively to achieve our goals. This focus enabled us to deliver value to our shareholders in fiscal 2014, through our efforts to improve as we continue to address the challenges faced in past years and build for future success.

Fiscal 2014 Financial Results and Achievements

➢	Increased operating income by 32.5% to $1.79 billion,

➢	Continued to generate strong cash from operations of $3.4 billion in fiscal 2014 compared to $2.8 billion in fiscal 2013,

➢	Increased diluted non-GAAP earnings per share by 24.0% to $1.96,

➢	Continued a corporate-wide vessel enhancement program to improve emergency power capabilities, introduced new and enhanced fire safety technology and increased the level of operating redundancies,

➢	Introduced a number of innovative product enhancement initiatives, including a shipboard hybrid wireless network,

➢	Progressed in the emerging Asian cruise region by more than doubling our presence in China, launched our first season of cruising originating from Japan homeports,

➢	Continued successful fuel conservation initiatives, which have allowed us to reduce the rate of fuel consumption by more than 24% compared to fiscal 2007,

➢

Furthered our environmental efforts by successfully testing a new exhaust gas cleaning system technology that exceeds stricter air emissions standards, as well as mitigating higher fuel costs on our ships,

➢	Reduced CO2 emissions from shipboard operations by 20%, and

➢	Initiated plans to build a new state-of-the-art campus for our world-class maritime training and research facility, and

➢

Made significant changes to our leadership team, work processes and incentive programs to encourage and enable us to more efficiently collaborate, coordinate and communicate with each other, thus further optimizing our operations.

FISCAL 2014 NEO COMPENSATION TARGET PAY MIX

The compensation elements for our NEOs consist of base salary, an annual cash bonus and equity-based compensation. We have reinforced our commitment to strengthening the link between pay and performance for our executive officers through inclusion of variable compensation components. Our philosophy is to place greater emphasis on performance-based pay elements.

Consistent with our philosophy regarding the importance of pay for performance, approximately 86% of Mr. Donald’s fiscal 2014 compensation consists of variable, performance-based annual cash bonuses and equity-based compensation. The Other NEOs compensation consists of 81% variable, cash bonuses and equity-based compensation. Further evidencing our commitment to the pay for performance philosophy, no payout was made for the fiscal 2012-2014 performance-based equity grant since the threshold EPS performance goal was not achieved.

The Other NEOs fiscal 2014 equity-based compensation percentage includes a special future performance-based equity grant. Mr. Donald received a special performance-based equity grant in fiscal 2013, which is not reflected in the chart above.

2014 CEO COMPENSATION COMPONENTS

Base Salary	Remained unchanged for fiscal 2014.

Annual Incentive Plan

An annual bonus aligned with Carnival Corporation & plc’s fiscal 2014 financial performance. In fiscal 2014, Carnival Corporation & plc’s operating income increased 32.5% from fiscal 2013. As a result, the annual cash bonus awarded to Mr. Donald was 147.6% of his target bonus for fiscal 2014.

Annual PBS Grant

40% of annual equity-based compensation. PBS grant provides a future compensation opportunity based on weighted EBIT and ROIC performance goals over a three-year period (2014-2016), as modified for our TSR rank relative to the Peer Group, with payout contingent on continued service.

Annual TBS Grant

60% of annual equity-based compensation. TBS grant is subject to three-year vesting condition. The ultimate value of the shares is subject to stock price fluctuation during the vesting period which further aligns compensation with shareholder outcomes.

Comparison of Fiscal 2014 and Fiscal 2013 CEO Total Direct Compensation (“TDC”)

Mr. Donald’s total direct compensation decreased by 2.5% in fiscal 2014, primarily due to the one-time special PBS grant offset by a higher cash bonus in fiscal 2014 due to a full year of service.

(1)	Fiscal 2013 Salary reflects Mr. Donald’s base salary for fiscal 2013 as if he had served for the full year, to better represent the year-over-year change.
(2)

Fiscal 2013 equity-based compensation includes a special one-time PBS grant of $3,000,000 made to Mr. Donald as disclosed in last year’s proxy statement and a guaranteed bonus payment for fiscal 2013, both made under the terms of his employment agreement.

OVERALL PHILOSOPHY AND OBJECTIVES

The objectives of the Compensation Committees with respect to executive compensation are to create competitive compensation packages that provide both short-term rewards and long-term incentives for positive individual and corporate performances and to ensure the alignment of the financial interests of our executive officers and our shareholders. To help strengthen that linkage, the Compensation Committees’ philosophy is to place appropriate emphasis on the variable elements of compensation, such as the annual cash bonus and equity-based compensation. The Compensation Committees seek to provide total direct compensation for each NEO that is competitive for the market (as described below under “Competitive Market (Peer Group) Comparison”), adjusted as necessary to take into consideration a particular NEO’s individual circumstances, as applicable (including the NEO’s performance, experience and responsibility).

Most of our executive officers are located in the U.S., with others based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and operating company units that satisfy the particular requirements of all jurisdictions and local market demands. Since the largest presence of executive officers is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the UK Corporate Governance Code, as far as practicable.

OVERVIEW OF TOTAL DIRECT COMPENSATION FOR 2014 AND COMPARISON TO 2013

Total Cash Compensation. Annual changes in total cash compensation for Carnival Corporation & plc’s senior management team, including the NEOs, take into account changes in operating income as measured at the enterprise-wide and/or operating company levels. Other considerations impacting cash compensation include changes in responsibility, market pay positioning and comparisons to other Carnival Corporation & plc executives with similar responsibility levels.

The table below shows target and actual cash compensation for fiscal 2014 compared to target and actual cash compensation for fiscal 2013. Annual cash bonuses increased in fiscal 2014 from fiscal 2013, consistent with our improved operating performance.

	Fiscal 2013		Fiscal 2014
NEO	Salary Plus Target Bonus	Salary Plus Actual Bonus	Salary Plus Target Bonus	Salary Plus Actual Bonus	Change from Fiscal 2013 Salary Plus Actual Bonus	Change from Fiscal 2013 Salary Plus Target Bonus
Arnold W. Donald (actual prorated)(1)	$1,541,667	$1,541,667	$3,650,000	$4,911,400	218.6%	136.8%
Arnold W. Donald (annualized)(2)	$3,700,000	$3,700,000	$3,650,000	$4,911,400	32.7%	(1.4%)
David Bernstein	$1,205,000	$912,200	$1,575,000	$2,005,000	119.8%	30.7%
Alan Buckelew(3)	N/A	N/A	$1,925,000	$2,350,000	N/A	N/A
Gerald R. Cahill	$1,931,250	$1,364,750	$1,931,250	$2,428,250	77.9%	0.0%
Michael Thamm(4)	€1,600,000	€1,150,000	€1,600,000	€1,950,000	69.6%	0.0%

(1)	Reflects Mr. Donald’s base salary from July (five months) and bonus payment for fiscal 2013 pursuant to his employment agreement.
(2)	Reflects Mr. Donald’s base salary and bonus payment for fiscal 2013 as if he had served for the full year, to better represent the year-over-year change.
(3)	Mr. Buckelew is an NEO for the first time in 2014.
(4)

Mr. Thamm’s base salary and bonus is payable in euros. For fiscal 2013, his base salary and target bonus is equivalent to $2,112,000 and his base salary and actual bonus is equivalent to $1,518,000 when converted to U.S. dollars at the average exchange rate for fiscal 2013 of $1.32:€1. For fiscal 2014, his base salary and target bonus is equivalent to $2,144,000 and his base salary and actual bonus is $2,613,000 when converted to U.S. dollars at the average exchange rate for fiscal 2014 of $1.34:€1.

Total Direct Compensation. In addition to the annual cash bonuses, individual equity grants (both the TBS grants and the PBS grants) take into account the scope of the NEO’s responsibilities and the NEO’s performance and long-term retention considerations. The PBS grants provide compensation only to the extent specified performance targets are achieved over a three-year performance period. The changes in total direct compensation in fiscal 2014 from fiscal 2013 reflect primarily the same factors that explain the year-over-year change in NEO cash compensation.

The table below compares each NEO’s year-over-year change in total direct compensation (salary, annual cash bonus and equity grants), both including and excluding the special PBS grant described below.

			Including Special PBS Grant		Excluding Special PBS Grant
NEO	Fiscal 2013 Total Direct Compensation		Fiscal 2014 Total Direct Compensation	Change from Fiscal 2013 Total Direct Compensation	Fiscal 2014 Total Direct Compensation	Change from Fiscal 2013 Total Direct Compensation
Arnold W. Donald	$8,041,667	(1)	$8,411,400	4.6%	N/A	N/A
David Bernstein	$1,842,200		$4,230,000	129.6%	$3,230,000	75.3%
Alan Buckelew(2)	N/A		$4,925,000	N/A	$3,925,000	N/A
Gerald R. Cahill	$2,849,750		$4,997,000	75.3%	$3,997,000	40.3%
Michael Thamm(3)	€2,132,920		€4,457,797	109.0%	€2,953,136	38.5%

(1)	Includes a special one-time PBS grant made to Mr. Donald under the terms of his employment agreement as disclosed in last year’s proxy statement.
(2)	Mr. Buckelew is an NEO for the first time in 2014.
(3)

Mr. Thamm’s base salary and bonus is payable in euros. His total direct compensation is equivalent to $2,815,454 for fiscal 2013 when converted to U.S. dollars at the average exchange rate for fiscal 2013 of $1:32: €1. His total direct compensation is equivalent to $5,973,448 for fiscal 2014 when converted to U.S. dollars at the average exchange rate for fiscal 2014 of $1.34: €1. The Carnival plc restricted share units granted to Mr. Thamm are denominated in sterling. Because Mr. Thamm is compensated in euros, the value of the Carnival plc restricted share units granted for: (a) fiscal 2013 has been converted from sterling into euros based on the January 14, 2014 grant date exchange rate of €1.20:£1 and the July 16, 2013 grant date exchange rate of €1:16:£:1; and (b) fiscal 2014 has been converted from sterling into euros based on the December 27, 2013 grant date exchange rate of €1.20:£1, the January 12, 2015 grant date exchange rate of €1.28:£1, and the April 16, 2014 grant date exchange rate of €1.21:£1.

The fiscal 2013 and fiscal 2014 compensation values included in the above table reflect the fair value of TBS grants made in January 2014 (granted in fiscal 2014 based upon fiscal 2013 performance) and January 2015 (granted in fiscal 2015 based upon fiscal 2014 performance), respectively. Under SEC disclosure rules, TBS grants that were not made until fiscal 2015 do not appear in the “Grants of Plan-Based Awards in Fiscal 2014” table or the “Summary Compensation Table” for fiscal 2014, even though these grants are compensation for fiscal 2014. Instead, the grants made in January 2014 (based on 2013 performance) appear in the “Summary Compensation Table” for fiscal 2014. However, the Compensation Committees believe that the TBS grants made in fiscal 2015 are properly considered as part of the NEOs compensation for fiscal 2014 performance (in the same way that bonuses paid in fiscal 2015 are treated as compensation for fiscal 2014 performance). Because PBS grants depend on future performance, the Compensation Committees believe that the PBS grants (unlike the TBS grants) should be considered as compensation for the fiscal year in which they are granted, which is how such values are reflected in the table above.

With respect to the special PBS grant made to each of the NEOs in fiscal 2014 other than Mr. Donald (as described in more detail below), the value included in the table is the grant value approved by the Compensation Committees. This value is different than the grant date fair value as determined for financial accounting purposes, which is required under SEC rules to be included in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2014” table.

PROCESS FOR MAKING COMPENSATION DETERMINATIONS

The Compensation Committees determine the compensation policy and the compensation payable to all of our executive officers, including Carnival Corporation & plc’s Chief Executive Officer and Chief Financial Officer. The Compensation Committees interact with the management of Carnival Corporation & plc on compensation issues primarily through communications, meetings and discussions with Mr. Donald, the Chairman of the Boards of Directors and the Chief Human Resources Officer, who also attend meetings of the Compensation Committees as requested by the Compensation Committees. As part of the fiscal 2014 annual compensation determination process, Mr. Donald and the Chairman of the Boards of Directors recommended to the Compensation Committees key initiatives and goals for Carnival Corporation & plc at the beginning of each year. After the fiscal year was completed, Mr. Donald and the Chairman of the Boards of Directors reviewed with the Compensation Committees the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The compensation for the NEOs was then determined by the Compensation Committees using their discretion to evaluate the individual performance of the NEOs and the overall performance of Carnival Corporation & plc.

The Compensation Committees believe that the incentive structure for senior management does not raise environmental, social or governance risks by inadvertently motivating irresponsible behavior, and that risks arising from Carnival Corporation & plc’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Carnival Corporation & plc. Please refer to the section of the proxy statement entitled “Compensation Risk Assessment” for additional information.

Compensation Consultant

The Compensation Committees have engaged a consultant from FWC to assist in their annual review of our executive and director compensation programs. The Compensation Committees believe that FWC provided objective advice to the Compensation Committees.

During fiscal 2014, a consultant from FWC attended meetings of the Compensation Committees and provided FWC’s views on proposed actions by the Compensation Committees.

In accordance with the New York Stock Exchange rules relating to compensation consultant independence in accordance with the provision of Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committees have determined that FWC and their consultants are independent after taking into consideration the factors set forth in the New York Stock Exchange rules. Pursuant to the foregoing factors, the Compensation Committees have determined that FWC’s work raised no conflicts of interest.

Peer Group Characteristics

The Compensation Committees perform an annual review of the compensation practices of certain other publicly-listed companies with the assistance of its consultant when determining each element of NEO compensation. This annual market assessment consists of an analysis of top officer pay at a group of publicly-listed peer companies listed below (the “Peer Group”). Based on the recommendations of FWC, the Compensation Committees approved the Peer Group before the annual assessment commenced. The Peer Group used when assessing the fiscal 2014 compensation for the NEOs, which remains unchanged from fiscal 2013, consisted of 13 U.S. publicly-listed companies comparable to Carnival Corporation & plc across one or more of the following factors: revenue, market capitalization, operating income, total assets, reported full-time employees, nature of business and complexity of business; and reflect a balanced group of media, entertainment, consumer goods and services and retailing companies. Notwithstanding the use of this Peer Group, the Compensation Committees believe there are no public companies that are directly comparable to Carnival Corporation & plc in terms of comparing executive officer pay. The only direct peers are Norwegian Cruise Line Holdings Ltd. and Royal Caribbean Cruises Ltd., which are substantially smaller corporations with significantly less revenue than Carnival Corporation & plc. The other selected companies have some characteristics similar to Carnival Corporation & plc, but they also have some significant differences.

Current Peer Group Companies

Colgate-Palmolive Company	Starbucks Corporation
Macy’s, Inc.	Starwood Hotels & Resorts Worldwide, Inc.
General Mills, Inc.	Target Corporation
Marriott International, Inc.	The DIRECTV Group, Inc.
McDonald’s Corporation	The Walt Disney Company
NIKE, Inc.	Yum! Brands, Inc.
Royal Caribbean Cruises Ltd.

Competitive Market (Peer Group) Comparison

Annually, the Compensation Committees’ independent consultant conducts a competitive market review to assist the Compensation Committees in their assessment of the NEOs’ competitive positioning of total compensation relative to the markets in which Carnival Corporation & plc competes for executive talent. FWC conducted a competitive market assessment on behalf of the Compensation Committees for fiscal 2014. The Compensation Committees reviewed our aggregate NEO total compensation in comparison to the competitive market, which consists of the Peer Group as well as third-party surveys that reflect a broad database pool of hundreds of companies. The Compensation Committees were not provided with the identities of the companies in the surveys generally (or of the subsets of companies which had data for relevant comparable positions). As applicable, any utilized survey data was combined with the data for the Peer Group to produce a consolidated aggregated competitive market range for total direct compensation.

These analyses suggest that, in the aggregate, total direct compensation levels for Carnival Corporation & plc’s NEOs are competitively positioned. Consistent with the approach that the Compensation Committees take in reviewing each element of total direct compensation, the Compensation Committees utilize these analyses to assess the extent to which the compensation provided to the NEOs is generally consistent with that offered by companies with whom Carnival Corporation & plc competes for executive level talent. The Compensation Committees do not use these analyses to peg any particular element of compensation (or total compensation) to any specific targeted Peer Group level.

NEO COMPENSATION DESIGN AND ELEMENTS

The compensation elements for our NEOs consist of base salary, an annual cash bonus, equity-based compensation, retirement benefits and perquisites.

The compensation practices for each of our NEOs vary in order to reflect the organizational structure of Carnival Corporation & plc. Three of our NEOs (Messrs. Donald, Bernstein and Buckelew) had company-wide roles during fiscal 2014 and two of our NEOs (Messrs. Cahill and Thamm) were chief executive officers of one or more operating units during fiscal 2014. As a result, the compensation practices for these two groups are different. For example, the annual cash bonuses for the NEOs with company-wide roles are based primarily on company-wide operating income. Conversely, and in order to more closely align pay results with their performance, the annual cash bonuses of the NEOs who are chief executive officers of operating units are weighted 50% on the operating unit operating income and 50% on the company-wide performance. The benefits and perquisites and certain elements of the equity-based awards vary among the NEOs to reflect local market practices where an NEO resides.

In determining the amount of any particular compensation element, the Compensation Committees consider the impact of such an element on total compensation (and thus, indirectly each element affects the amount paid in respect of other elements of compensation). For example, the Compensation Committees consider the amount of the base salary and annual bonus that may be earned by an NEO when granting an equity award. However, the annual bonus and equity-based compensation awards are set independently on the basis of dollar values (and are not set or determined as a fixed percentage of base salary).

Base Salaries

A.	General

Base salaries are intended to provide a level of fixed compensation that reflects each NEO’s level of responsibility. Base salaries for fiscal 2014 of our NEOs are reported in the “Summary Compensation Table.” The Compensation Committees annually review each NEO’s performance and may increase the base salary of each NEO in their discretion if merited by performance or other market factors necessary to attract and retain our executives.

Salaries for fiscal 2014 were established for NEOs in January 2014 after performance results for the prior fiscal year were available. Mr. Donald reviewed the annual competitive market analysis provided by the consultant, as well as individual and operating unit performance, and provided the Compensation Committees with recommended salaries for each NEO. The recommendations included a review of each NEO’s individual performance for the prior fiscal year.

B.	2014 Base Salaries and Analysis

At the beginning of fiscal 2014, Mr. Donald recommended to the Compensation Committees that there be no increase in the base salaries for the NEOs for fiscal 2014, other than for Mr. Bernstein (which is consistent with the lack of increase provided to other members of senior management). Mr. Donald recommended that Mr. Bernstein receive an increase to his base salary for fiscal 2014 to reflect his increased responsibilities overseeing Carnival Corporation & plc’s global casino operations. The Compensation Committees accepted Mr. Donald’s recommendations.

As a result, the base salaries for fiscal 2014 were as follows:

NEO	Fiscal 2013 Base Salary		Fiscal 2014 Base Salary		Percentage Increase (%)
Arnold W. Donald	$1,000,000	(1)	$1,000,000		0
David Bernstein	$595,000		$675,000		13.4
Alan Buckelew	N/A		$825,000		N/A
Gerald R. Cahill	$798,250		$798,250		0
Michael Thamm	€700,000	(2)	€700,000	(2)	0

(1)

Reflects the annual base salary if Mr. Donald had served as President and Chief Executive Officer for all of fiscal 2013. As noted in the Summary Compensation Table, Mr. Donald’s actual base salary was pro-rated from July 3, 2013 for a total of $416,667.

(2)

Mr. Thamm’s base salary is payable in euros. His base salary is equivalent to $924,000 for fiscal 2013 when converted into U.S. dollars at the average exchange rate for fiscal 2013 of $1.32:€1 and $938,000 for fiscal 2014 when converted into U.S. dollars at the average exchange rate for fiscal 2014 of $1.34:€1.

Annual Cash Bonuses

A.	General

The performance-related annual cash bonus is the most significant cash compensation feature of our executive compensation program. In fiscal 2014, each NEO’s target bonus comprised the majority of their respective total cash compensation opportunity, supporting Carnival Corporation & plc’s objective to emphasize pay for performance. Annual cash bonus payments are intended to reward short-term individual, corporate, and operating unit performance results and achievements. The emphasis on the annual cash bonus as compared to base salary allows Carnival Corporation & plc greater flexibility in rewarding favorable individual and overall company performance.

B.	2014 Annual Cash Bonuses and Analysis

For fiscal 2014, the annual cash bonuses for NEOs were determined in accordance with the annual bonus programs described below.

The Corporate Plan

Messrs. Donald, Bernstein and Buckelew, who have enterprise-wide roles, participate in the Carnival Corporation & plc Management Incentive Plan for the CEO, COO and CFO (the “Corporate Plan”). The Corporate Plan is designed to focus the attention of these NEOs on achieving outstanding performance results as reflected by income from the operations of Carnival Corporation & plc as well as other relevant measures.

Under the Corporate Plan, the Corporation Operating Income Target and target bonus for each participant is established by the Compensation Committees for each plan year. “Corporation Operating Income” is defined in the plan to mean the non-U.S. Generally Accepted Accounting Principles (“Non-GAAP”) net income of Carnival Corporation & plc excluding interest income and expense, other non-operating income and expense and income taxes as reported by Carnival Corporation & plc for the plan year.

The “Corporation Operating Income Target” for each year is established by the Compensation Committees taking into account historical performance, investor guidance, company/industry growth, Carnival Corporation & plc’s annual plan, consultation with management and such other factors as the Compensation Committees deem appropriate. In January 2014, the Compensation Committees set the Corporation Operating Income Target for fiscal 2014 at $1,614,030,000, which was approximately 5.1% more than the actual adjusted Corporation Operating Income achieved in fiscal 2013. The Compensation Committees believed that this target represented a challenging performance goal and was meaningfully higher than the actual results for fiscal 2013. Historically, the Compensation Committees set the Corporation Operating Income Target by reference to the Carnival Corporation & plc’s December earnings guidance. For fiscal 2014, however, the Compensation Committees chose to set the Corporation Operating Income Target at a level that was 5% greater than it would have been had this historical practice been followed for fiscal 2014. The Compensation Committees elected to change the target-setting methodology to ensure that an appropriate Corporation Operating Income Target was established, which may not always be the result with the application of the historic formulaic approach.

Under the Corporate Plan, the preliminary bonus amount payable depends upon the amount of Corporation Operating Income achieved as compared to the Corporation Operating Income Target as follows:

Plan Provisions
Corporation Operating Income (in thousands)	Performance Level (% of Target Achievement)	Payout Percentage(1)
<$1,210,523	Below Threshold (<75%)	0%
$1,210,523	Threshold (75%)	50%
$1,614,030	Target (100%)	100%
$2,017,538	Maximum (125%)	200%

(1)

The payout curve includes three different slopes as follows: (a) between Threshold and Target, (b) between Target and 105% performance and (c) between 105% and Maximum. Payouts between these points are calculated using interpolation.

In January 2014, the Compensation Committees set the fiscal 2014 target bonuses under the Corporate Plan at $2,650,000 for Mr. Donald, $900,000 for Mr. Bernstein and $1,100,000 for Mr. Buckelew. These amounts were established by the Compensation Committees after taking into consideration the competitive market analysis (described above), historical bonus payout levels, the more challenging Corporation Operating Income Target established by the Compensation Committees for fiscal 2014, the elimination of any minimum guaranteed bonus under the Corporate Plan and the Compensation Committees’ philosophy to place greater emphasis on performance-based pay elements.

Mr. Donald’s annual bonus for fiscal 2013 had been fixed pursuant to his employment agreement. Mr. Bernstein’s fiscal 2014 target bonus represented a 47.5% increase from his fiscal 2013 target bonus, reflecting his increased responsibilities overseeing global casino operations as well as the Compensation Committees desire to align his target cash compensation closer to the market median.

Following the end of fiscal 2014, the Compensation Committees confirmed preliminary funding bonus amounts for the NEO participants based on the actual Corporation Operating Income results achieved during fiscal 2014. Under the terms of the Corporate Plan, the Compensation Committees then considered other factors deemed relevant to the performance of Carnival Corporation & plc. One such factor is our HESS performance, as determined by the HESS Committees. To make this annual determination, the HESS Committees meet regularly with members of the Maritime Policy Department and senior management to review an extensive analysis of each brand’s and Carnival Corporation & plc’s enterprise-wide performance in HESS-related areas tracked throughout the course of the fiscal year. Based on its review of these factors, the Compensation Committees approved adjustments to actual Corporation Operating Income for fiscal 2014 to take into account the effects of ship impairments, gains and losses on ship sales, restructuring expenses, multi-employer pension plan expenses for pre-DLC employee service benefits and HESS performance. After taking all of these adjustments into consideration (and with no specific weight applied to any one factor), the Compensation Committees certified an adjusted Corporation Operating Income amount for fiscal 2014 that was 112.7% of the fiscal 2014 Corporation Operating Income Target. This figure was also 18.4% higher than the Corporation Operating Income for fiscal 2013 (which was also determined taking into account similar adjustments), and resulted in a preliminary bonus equal to 147.6% of a participant’s target bonus.

The adjusted Corporation Operating Income, performance levels and resulting actual performance level payouts for fiscal 2014 as approved by the Compensation Committees were as follows:

Actual Results and Payout
Adjusted Fiscal 2014 Corporation Operating Income (in thousands)	Actual Percent of Target Achieved	Actual Fiscal 2014 Payout Percentage
$1,818,528	112.7%	147.6%

Mr. Donald made recommendations to the Compensation Committees for all NEO cash bonuses except for his own. The recommendations included a subjective review of the applicable fiscal year overall performance of each NEO. Mr. Donald also submitted his self-assessments to the Compensation Committees summarizing his own activities and results as compared to his goals, as well as Carnival Corporation & plc’s overall performance.

Final bonus amounts were then determined by the Compensation Committees, taking into account Mr. Donald’s recommendations and input from FWC. In making their determinations, including whether to vary bonuses from the amount determined under the bonus schedule included in the Corporate Plan, the Compensation Committees considered the factors summarized in the Executive Summary above, in addition to the competitive market compensation for each NEO and its subjective overall assessment of individual NEO performance in fiscal 2014. After taking into account the factors referred to above, together with an assessment of the individual performance of each of Messrs. Donald, Bernstein and Buckelew, the Compensation Committees determined their final bonus amounts as follows:

NEO	Fiscal 2014 Target Bonus		Actual 2014 Payout Percentage		Fiscal 2014 Actual Bonus	Fiscal 2013 Actual Bonus		Change from Fiscal 2013 Actual Bonus
Arnold W. Donald	$2,650,000	x	147.6%	=	$3,911,400	$1,125,000	(1)	247.7%
David Bernstein	$900,000	x	147.8%	=	$1,330,000	$317,200		319.3%
Alan Buckelew	$1,100,000	x	138.6%	=	$1,525,000	N/A		N/A

(1)

Pursuant to the terms of his employment agreement, Mr. Donald received a fixed payment of $1,125,000 for his 2013 bonus, to reflect the portion of the year during which he served as President and Chief Executive Officer.

The Brand Management Plan

Messrs. Cahill and Thamm participated in the Carnival Corporation & plc Brand Management Incentive Plan (the “Brand Management Plan”). The Brand Management Plan is designed to focus the attention of the employees of our cruise brands on achieving outstanding performance results as reflected in the operating income of the brand or group of brands they work for and the operating income of Carnival Corporation & plc, as well as other relevant measures.

Bonus funding under the Brand Management Plan for these NEOs is calculated by reference to a bonus schedule that calibrates the respective weighted Brand Operating Income Target (50%) and Corporation Operating Income Target (50%) for the fiscal 2014 plan year with the target bonus. The performance range in the bonus schedule is similar to the schedule in the Corporate Plan and ranges from 75% to 125% of the Operating Income Targets with results at less than 75% producing a preliminary bonus amount equal to zero, at 75% producing a preliminary bonus amount equal to 50% of the target bonus, 100% of the target bonus producing a preliminary bonus amount equal to 100% of the target bonus and at 125% or more producing a preliminary bonus amount equal to 200% of the target bonus. Results between threshold and target, between target and 105% performance and between 105% and maximum are calculated using interpolation. Importantly, for fiscal 2014 and future years, the Compensation Committees eliminated any minimum guaranteed bonus under any of the annual bonus programs applicable to the NEOs, including Messrs. Cahill and Thamm.

Under the Brand Management Plan, “Brand Operating Income” means the Non-GAAP net income of the respective brand (or group of brands) excluding interest income and expense and other non-operating income and expense and income taxes, as reported by the brand (or group of brands) for the plan year. The “Brand Operating Income Target” for each year is established by the Compensation Committees taking into account historical performance, company/industry growth, the brand’s or brand group’s annual plan, consultation with management and such other factors as the Compensation Committees deem appropriate. The Brand Operating Income Targets and the actual Brand Operating Income achieved for fiscal 2014 were measured using a constant fuel price per ton. The Corporation Operating Income Target and Corporation Operating Income for fiscal 2014 are as described above for the Corporate Plan.

The Compensation Committees considered the attainment of each brand’s Brand Operating Income Target for fiscal 2014 to be achievable but challenging given each brand’s fiscal 2013 performance. The fiscal 2014 Brand Operating Income Target for Carnival Cruise Lines (applicable to Mr. Cahill) and the Costa Group (applicable to Mr. Thamm) were approximately 13.9% and 60.2%, respectively, more than the actual adjusted Brand Operating Income achieved in fiscal 2013. The Compensation Committees believed that these targets represented challenging performance goals and were both meaningfully higher than the actual results for fiscal 2013.

For fiscal 2014, the Compensation Committees established the target bonus for Messrs. Cahill and Thamm at $1,133,000 and €900,000, respectively, representing no increase from their fiscal 2013 target bonus opportunities.

Following the end of fiscal 2014, the Compensation Committees confirmed funding bonus amounts for Messrs. Cahill and Thamm based on the actual Brand Operating Income for their applicable brand, adjusted to reflect the impact of constant (prior year) fuel prices on fuel expense, and the actual Corporation Operating Income results achieved during fiscal 2014. As with the Corporate Plan, under the terms of the Brand Management Plan, the Compensation Committees then considered other factors deemed relevant to the performance of each brand. Based on its review of these factors, the Compensation Committees approved adjustments to each brand’s Brand Operating Income for fiscal 2014 to take into account the effects of ship impairments, gains and losses on ship sales, restructuring expenses and HESS performance. After taking all of these adjustments into consideration (and with no specific weight applied to any one factor), the Compensation Committees certified an adjusted Brand Operating Income amount for Carnival Cruise Lines for fiscal 2014 that was 111.7% of its 2014 Brand Operating Income Target and for the Costa Group that was 110.4% of its 2014 Brand Operating Income Target. When these fiscal 2014 brand results were combined with the adjusted Corporate Operating Income results described above, the result was preliminary funding for Messrs. Cahill and Thamm, equal to 143.9% and 138.9% of their respective target bonuses.

After taking into account the factors and adjustments referred to above, together, with an assessment of the individual performance of each of Messrs. Cahill and Thamm, the Compensation Committees determined their final bonus amounts as follows:

NEO	Fiscal 2014 Target Bonus		Actual 2014 Payout Percentage		Fiscal 2014 Actual Bonus	Fiscal 2013 Actual Bonus	Change from Fiscal 2013 Actual Bonus
Gerald R. Cahill	$1,133,000	x	143.9%	=	$1,630,000	$566,500	187.7%
Michael Thamm(1)	€900,000	x	138.9%	=	€1,250,000	€450,000	177.8%

(1)

Mr. Thamm’s fiscal 2014 bonus is payable in euros. His bonus is equivalent to $594,000 for fiscal 2013 when converted into U.S. dollars at the average exchange rate for fiscal 2013 of $1.32:€1 and $1,675,000 for fiscal 2014 when converted into U.S. dollars at the average exchange rate for fiscal 2014 of $1.34:€1.

Equity-Based Compensation

A.	General

The Compensation Committees award equity-based compensation to NEOs to provide long-term incentives and align management and shareholder interests. The Compensation Committees believe that a significant percentage of compensation should be equity-based, rather than paid in cash. The equity-based compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance and align the interests of the executive with our shareholders. There are two different types of equity grants made to our NEOs and other key executives within Carnival Corporation & plc: PBS grants and TBS grants. PBS grants provide for performance-based vesting criteria and align our senior management team’s long-term compensation opportunities with Carnival Corporation & plc’s long-term performance. In addition, the value of TBS grants (as well as PBS grants) appreciates or depreciates based on the trading price of our shares and thus these awards also serve to link pay and performance.

Our equity-based compensation grants are made pursuant to the Carnival Corporation 2011 Stock Plan, the Carnival plc 2005 Employee Share Plan or the Carnival plc 2014 Employee Share Plan, which have been approved by Carnival Corporation & plc’s shareholders. Messrs. Donald, Bernstein, Buckelew and Cahill receive equity grants under the Carnival Corporation 2011 Stock Plan. Mr. Thamm received equity grants under the Carnival plc 2005 Employee Share Plan during fiscal 2014 and under the Carnival plc 2014 Employee Share Plan during fiscal 2015.

The specific equity grants made to NEOs reflect the desire of the Compensation Committees to have a substantial portion of compensation be in the form of equity-based compensation. The number and form of equity grants made annually to our NEOs are determined both in the discretion of the Compensation Committees and pursuant to certain agreements with certain NEOs. Existing ownership levels are not a factor in award determinations, as the Compensation Committees do not want to discourage executives from holding significant amounts of Carnival Corporation and Carnival plc shares.

The number of equity grants made to the NEOs other than Mr. Donald in 2014 was determined by the Compensation Committees after reviewing the recommendation of Mr. Donald and the Chairman of the Boards of Directors, the other elements of the NEO’s current year compensation, and taking into account the position and role of the NEO, his individual performance in the preceding fiscal year and historically, and his perceived future value to Carnival Corporation & plc. The Compensation Committees also review the competitive market assessment for long-term incentive compensation provided by the consultant to confirm that the value of an NEO’s aggregate equity-based compensation and total direct compensation remains generally competitive. As discussed previously in “Overview of Total Direct Compensation for 2014 and Comparison to 2013,” individual equity grants are not directly linked to operating income results or other company or individual performance from the prior year. Similar to the approach taken for the other NEOs, the number of equity grants made to Mr. Donald was determined by the Compensation Committees after consultation with their compensation consultant, in accordance with his employment agreement entered into when he was recruited and taking into account his role, performance, perceived future value and competitive market position.

B.	Disclosure and the Timing of Equity-Based Compensation

The Compensation Committees met in April 2014 to determine the PBS grants made as part of the equity-based compensation for key executives in fiscal 2014.

While the size of the TBS grant made to each NEO at the beginning of each fiscal year is influenced by the NEO’s experience and long-term prior performance, the vesting of these grants made to the NEOs is not subject to performance criteria. Although the TBS grants are not solely based on the preceding fiscal year’s performance, the Compensation Committees believe that discussion of these equity-based compensation awards made after a fiscal year end is important to an understanding of overall NEO compensation for the preceding fiscal year. Thus, in the next section of this Compensation Discussion and Analysis, the Compensation Committees discuss not only the TBS grants made in early fiscal 2015, but also the TBS grants made in early fiscal 2014 (which were discussed previously in last year’s proxy statement but first appear in the “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2014” table in this year’s proxy statement).

The Compensation Committees determined the number of PBS and TBS grants to make to the NEOs and all other participants based on the value of the shares rather than based on share numbers. Basing equity grants on value facilitates comparisons to external market references and also to other forms of remuneration such as salaries, bonuses and benefits. Value-based equity grants help Carnival Corporation & plc more effectively manage stock compensation expense.

C.	Special PBS Grant Made to NEOs (other than Mr. Donald)

Mr. Donald has made significant changes to the senior leadership team as well as the structure in which they work to jointly direct the operations and strategies of our brands across the entire corporation. The fundamental objective of this new focus is to leverage the scale of our worldwide businesses with the goal to profitably grow our cruise business and increase our return on invested capital, reaching double digit returns in the next three to four years, while maintaining a strong balance sheet. In order to incentivize and focus the NEOs during this critical transition period to achieve these broader goals beyond the individual brands or departments for which they have responsibility and strengthen the alignment between compensation opportunities and shareholder outcomes over the next three years, the Compensation Committees granted a special PBS grant to Messrs. Bernstein, Buckelew, Cahill, and Thamm with a target value of $1,000,000 each. This value was determined to be an appropriate incentive after taking into consideration the overall compensation of the NEOs, as well as the potential accounting expense associated with the awards. Mr. Donald received a special PBS award in fiscal 2013 so did not participate in this grant. The special PBS grant is entirely performance-based and the ultimate value is contingent upon Carnival Corporation & plc’s TSR over the next three years. The Compensation Committees believe that these special PBS awards provide the NEOs with meaningful upside tied explicitly to shareholder outcomes, create alignment among the NEOs and Mr. Donald, and are reasonable in size taking into account the target total direct compensation opportunities afforded to the NEOs in fiscal 2014.

The special PBS grant requires an absolute TSR condition that is linked to Carnival Corporation & plc’s TSR as follows:

TSR over 3 years	Less than 5% per year	Between 5% and 17% per year	17% per year or greater
Vesting	0%	At 5%, 0.2x the shares initially granted will vest increasing by 0.2x for each additional 0.5% TSR so the multiple becomes 5x at 17%

5x the initial number of shares awarded subject to a cap that the number of shares be reduced to such shares as have a value equal to $8 million if, at the end of the performance period, they would then be worth more than $8 million

While dividends are taken into account in assessing the TSR calculation, the shares that vest do not accrue any dividends over the performance period. TSR is calculated using the 90-day average stock price as of December 27, 2013 of $35.11 for the awards based on Carnival Corporation shares and £21.96 for the awards based on Carnival plc shares and the 90-day average stock price as of December 27, 2016. At the end of the three-year performance period, 50% of the earned shares will immediately vest and the other 50% will vest 12 months later, if the NEO continues to be employed with us.

In the event of departure before the end of the performance period, the special PBS grant will generally lapse, except in certain situations identified in the special PBS grant agreement in which case the shares shall vest in respect of the target level (generally subject to pro-rating for the period actually worked). In the event of a change in control, the shares shall vest according to the performance condition pro-rated through the change in control date.

D.	Annual PBS Grants

The PBS grants made to the NEOs and other key executives in fiscal 2014 vest zero to 200% of target based upon the extent to which (1) EBIT, as adjusted for certain fuel price changes, for each of the three fiscal years in the 2014-2016 performance cycle and (2) ROIC for the single three-year performance cycle, exceed specified performance goals, as modified up or down by up to 25% at the end of the three year performance cycle for Carnival Corporation & plc’s TSR rank relative to the Peer Group. Under the terms of the award, the EBIT result is weighted 75% and ROIC result is weighted 25%. If the TSR modifier increase applies, the maximum payout would be 200% of target. The EBIT and ROIC targets will be disclosed at the end of the performance period (as these targets are deemed strategic and commercially sensitive).

The Compensation Committees believe that growth in EBIT is a critical measure of Carnival Corporation & plc’s ability to maintain and grow earnings over time. The grants further align an increasing proportion of the total compensation of key members of our management team (approximately 94 senior managers worldwide, including the NEOs) with the long-term growth of Carnival Corporation & plc. The Compensation Committees believe the inclusion of PBS grants into the compensation program for the NEOs demonstrates the Compensation Committees’ continued focus on pay for performance and strengthens our commitment to aligning management compensation with shareholder outcomes.

The Compensation Committees approved the PBS grants to the NEOs after an evaluation of current market practice, the aggregate market positioning of total direct compensation, and the Compensation Committees’ focus on increasing alignment between our NEO’s pay outcomes and Carnival Corporation & plc’s long-term performance.

The PBS grants made to the NEOs in April 2014 were as follows:

NEO	Target PBS Grants (#)	Grant Date Fair Value of PBS Grants(1)
Arnold W. Donald	38,314	$1,427,993
David Bernstein	11,631	$433,497
Alan Buckelew	15,736	$586,493
Gerald R. Cahill	12,828	$478,110
Michael Thamm	13,015	€354,192	(2)

(1)	The grant date fair value of the PBS grants is calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”).
(2)

The PBS grants made to Mr. Thamm are based on Carnival plc shares denominated in sterling. Because Mr. Thamm is compensated in euros, the value of the PBS grants made to Mr. Thamm has been converted from sterling into euros based on the April 16, 2014 grant date exchange rate of €1.21:£1.

E.	TBS Grants Made During Fiscal 2015

All individuals who received awards during fiscal 2015 under the Carnival Corporation 2011 Stock Plan and the Carnival plc 2014 Employee Share Plan, including the NEOs, receive restricted shares or RSUs that cliff vest after three years, such vesting being in conformity with the UK Corporate Governance Code.

The Compensation Committees approved the equity-based awards to the NEOs after consideration of recommendations received from Mr. Donald and the Chairman of the Boards of Directors, as well as reviewing the scope of the NEO’s responsibilities and the NEO’s performance and long-term retention considerations. The TBS grants for the NEOs in January 2015 were as follows:

NEO	TBS Grants Restricted Shares/RSUs (#)	Grant Date Fair Value of TBS Grants(1)
Arnold W. Donald	45,366	$2,099,992
David Bernstein	17,282	$799,984
Alan Buckelew	21,602	$999,957
Gerald R. Cahill	23,763	$1,099,989
Michael Thamm	16,552	€648,944

(1)

The grant date fair value of the TBS grants is calculated by reference to the price of Carnival Corporation common stock on the New York Stock Exchange on the date of grant. The TBS grants made to Mr. Thamm are based on Carnival plc shares denominated in sterling. Because Mr. Thamm is compensated in euros, the value of the TBS grants made to Mr. Thamm has been converted from sterling into euros based on the January 12, 2015 exchange rate of €1.28:£1.

F.	TBS Grants Made During Fiscal 2014

TBS grants made during January 2014 were previously discussed in detail in our 2014 proxy statement. However, as discussed above, due to SEC disclosure rules, the grant date fair value of the grants detailed below are included in this proxy’s “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2014” table.

All participants in the Carnival Corporation 2011 Stock Plan and the Carnival plc 2005 Employee Share Plan, including the NEOs, received restricted shares or RSUs that cliff vest after three years, such vesting being in conformity with the UK Corporate Governance Code.

The Compensation Committees approved the TBS to the NEOs after consideration of recommendations received from Mr. Donald and the Chairman of the Boards of Directors as well as reviewing the scope of the NEO’s responsibilities, the NEO’s performance and long-term retention considerations. The TBS grants approved for the NEOs in January 2014 were as follows:

NEO	TBS Grants Restricted Shares/RSUs (#)	Grant Date Fair Value of TBS Grants(1)
Arnold W. Donald	50,578	$2,099,999
David Bernstein	14,932	$619,977
Alan Buckelew	18,545	$769,988
Gerald R. Cahill	26,493	$1,099,989
Michael Thamm(2)	20,870	€647,387

(1)

The grant date fair value of the TBS grants is calculated by reference to the price of Carnival Corporation common stock on the New York Stock Exchange on the date of grant. The TBS grants made to Mr. Thamm are based on Carnival plc shares denominated in sterling. Because Mr. Thamm is compensated in euros, the value of the TBS grants made to Mr. Thamm has been converted from sterling into euros based on the January 14, 2014 exchange rate of €1.20:£1.

The TBS grants during fiscal 2014 are shown in the “Grants of Plan-Based Awards in Fiscal 2014” table and are included in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table, and the grant date fair value of those shares is reflected in the “Summary Compensation Table.”

Perquisites and Other Compensation

The NEOs are provided various perquisites believed by the Compensation Committees to be representative of common practices for executives in their respective countries. Some of Mr. Donald’s and Mr. Thamm’s perquisites and other benefits are provided pursuant to terms of their employment agreements. The Compensation Committees, with the assistance of a consultant, review perquisites provided to the NEOs on a periodic basis and take into account each NEO’s particular circumstances and overall level of compensation, and believe that perquisites provided by Carnival Corporation & plc continue to be an appropriate element of the overall compensation package used to attract and retain such officers.

The Compensation Committees have approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes. Guests may accompany these executives when traveling. The Compensation Committees have also agreed to allow Mr. Donald to use the Aircraft a maximum of 30 hours of personal use so long as the incremental cost to Carnival Corporation & plc does not exceed $200,000 per year. Once that threshold is reached, Mr. Donald will reimburse us for those costs. The Compensation Committees determined that the Aircraft usage policy and levels of usage and costs were consistent with those offered by large multinational companies like Carnival Corporation & plc.

The perquisites received by each NEO in fiscal 2014, as well as their incremental cost to Carnival Corporation & plc, are reported in the “Summary Compensation Table” and its accompanying footnotes.

POST-EMPLOYMENT COMPENSATION OBLIGATIONS

Carnival Corporation & plc does not have any change of control agreements that provide cash severance to our NEOs upon a change of control of Carnival Corporation & plc, with the exception of the employment agreement with Mr. Donald. Carnival Corporation & plc does not have employment agreements with any of our NEOs that provide cash severance benefits in connection with the termination of an executive’s employment, with the exception of employment agreements with Mr. Donald and Mr. Thamm.

Mr. Donald’s employment agreement, which is consistent with U.S. norms, provides for a three-year term, commencing October 14, 2013. If Mr. Donald wishes to leave prior to the end of the three-year term, he would generally need to give at least 60 days’ written notice. In the event of his earlier termination by Carnival Corporation & plc without cause or by Mr. Donald for good reason (each as defined in his employment agreement), the employment agreement provides for compensation of one year’s base salary and target bonus for the year of termination. In the event of termination in connection with or following a change of control, the multiple would be two times. Mr. Donald would also be entitled to continuation of his benefits in kind for a period of up to 18 months.

If Mr. Donald is terminated for cause or Mr. Donald gives notice without good reason (each as defined in his employment agreement), he will not be entitled to the above sums and will receive any accrued but unpaid salary and other benefits. He will not be entitled to receive a bonus in respect of the year of termination (and will only be entitled to a bonus for any year which has been completed prior to his termination). Any equity-based awards will be subject to the plan under which they were issued and the associated award agreements.

Mr. Thamm’s employment agreement provides that he is generally entitled to an amount equal to one year’s base salary and bonus as compensation for his agreement not to engage in competition with us. The Compensation Committees believe that the severance benefits provided to Mr. Thamm under his employment agreement are reasonable and in accordance with market practice in Italy. During 2014, the Compensation Committees entered into an amendment of Mr. Thamm’s employment contract, primarily for the parties to agree that Mr. Thamm will participate in the Brand Management Incentive Plan beginning in fiscal 2014.

Upon termination of employment for certain circumstances or upon a change of control, our NEOs may be entitled to receive accelerated vesting of equity grants. Under the terms of the Carnival Corporation 2011 Stock Plan and the Carnival plc 2014 Employee Share Plan, however, the default provision upon a change in control would provide only for a “double trigger” acceleration of equity grants (such that no acceleration would occur unless the participant’s employment were subsequently terminated by Carnival Corporation & plc (or its successor) without cause). These benefits are provided under the terms of the plans pursuant to which the equity grants were awarded and under individual agreements with certain NEOs. However, none of the NEOs are entitled to receive any tax gross-up payments in respect of their severance benefits or accelerated equity grants. The benefits that our NEOs may be eligible to receive in connection with the termination of their employment or upon a change of control are described in detail in this proxy statement under the heading “Potential Payments Upon Termination or Change of Control.”

The Compensation Committees believe that these arrangements are reasonable and encourage an executive to comply with post-termination non-compete and other restrictive covenants and to cooperate with us both before and after their employment is terminated.

Pensions and Deferred Compensation Plans

As part of the overall compensation program, Carnival Corporation & plc operates various group pension programs for certain of its executives. Under the Carnival Corporation pension programs, base salaries and annual cash bonuses were used to determine pension benefits.

Until January 1, 2009, Mr. Cahill received retirement benefits under the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the “Retirement Plan”). In light of the application of Section 457A of the U.S. Internal Revenue Code, the present value of any annual accruals after fiscal 2008 earned by eligible and participating employees (including participating NEOs) under the Retirement Plan are currently payable. See the information regarding defined benefit retirement plan benefits for each of the NEOs in the “Pension Benefits in Fiscal 2014” table. The benefit formula for these plans is described in the narrative immediately following this table.

Until January 1, 2009, Mr. Buckelew received retirement benefits under the Princess Cruises Supplemental Senior Executive Retirement Plan (the “Princess SERP”). As a result of the application of Section 457A, Mr. Buckelew’s benefit under the Princess SERP was frozen as of December 31, 2008 and he has not accrued any additional benefits under the Princess SERP since that date.

In addition, until January 1, 2009, Messrs. Bernstein and Cahill also participated in the Carnival Corporation Fun Ship Nonqualified Savings Plan (the “Savings Plan”), which is a nonqualified defined contribution plan whereby certain executives may defer salary and/or bonus amounts into the Savings Plan. Because Mr. Bernstein was not a participant in the Retirement Plan, which was closed to participation prior to his commencement of employment, Carnival Corporation matched 50% of every dollar Mr. Bernstein deferred into the Savings Plan up to the lower of (i) 50% of the U.S. Internal Revenue Service qualified plan limitation (which in 2014 was $17,500, or $23,000 with catch-up contributions) or (ii) 6% of his annual base salary (before any pre-tax contributions from his pay and taxes) and bonus. Additional information regarding the Savings Plan is described in the narrative immediately following the “Nonqualified Deferred Compensation in Fiscal 2014” table. Information regarding nonqualified deferred compensation for each of the NEOs is shown in the “Nonqualified Deferred Compensation in Fiscal 2014” table.

Mr. Thamm does not participate in any pension or defined contribution plans sponsored by Carnival Corporation or Carnival plc.

As a result of Section 457A of the U.S. Internal Revenue Code, Carnival Corporation no longer provides future accruals under the Retirement Plan, the Princess SERP, the Savings Plan or the Salary Deferral Plan to its employees, including the NEOs.

In lieu of participation in the Retirement Plan or the Savings Plan, the Compensation Committees approved payment of an additional annual cash bonus directly to these employees in an amount equal to what would have been deposited on behalf of those employees into those plans, less, as described below, any amount Carnival Corporation contributes to the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan (the “401(k) Plan”). These payments are taxable as ordinary income.

Beginning with the 2010 calendar year, the 401(k) Plan was amended and currently allows Messrs. Donald, Bernstein, Buckelew and Cahill (as well as all other highly compensated employees) to defer a limited amount of compensation into the 401(k) Plan subject to nondiscrimination testing. Similarly, except for Mr. Cahill, Carnival Corporation shall make a matching contribution to the 401(k) Plan under the plan’s formula, subject to nondiscrimination testing.

STOCK OWNERSHIP REQUIREMENTS

Our boards of directors and Compensation Committees believe it is important for executive officers and directors to build and maintain a long-term ownership position in Carnival Corporation or Carnival plc shares in order to align their financial interests with those of our shareholders and to encourage the creation of long-term value. Our compensation structure provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. Accordingly, our Section 16 Officers, including our NEOs, are subject to a stock ownership policy. The policy specifies target ownership levels of Carnival Corporation or Carnival plc shares for each participant expressed in terms of the value of the equity holdings (including unvested restricted shares and RSUs) as a multiple of each Section 16 Officer’s base salary as follows:

Officers	Ownership Target Multiple of Base Salary
Chairman and/or Chief Executive Officer	5X salary
Vice Chairman and/or Chief Operating Officer	4X salary
Other Section 16 Officers	3X salary

Current Section 16 Officers are expected to be in compliance with the stock ownership policy within five years of the date of the policy’s adoption in January 2010. Individuals who are newly designated as Section 16 Officers are expected to be in compliance with the stock ownership policy within five years of the date of becoming a Section 16 Officer. All of our NEOs have either already complied with the stock ownership policy or are on target to comply within the five year period. Our Section 16 Officers are restricted from trading call and put options and entering into any hedging transactions with respect to our shares. Carnival Corporation & plc does not make any commitment to any persons covered by the stock ownership policy that they will receive any particular level of equity-based awards.

During 2014, the stock ownership policy was amended in line with best practices to provide that Section 16 Officers be required to retain at least 50% of the share awards received upon exercise or release after deducting the exercise price (of stock options) and withholding taxes, until their target ownership is achieved.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc’s operations necessarily means that monitoring these technical issues and considering their potential impact on the appropriate design and operation of executive remuneration programs is an increasingly complex exercise. Technical issues are evaluated in light of Carnival Corporation & plc’s philosophy and objectives for executive compensation and its corporate governance principles, as described earlier in this Compensation Discussion and Analysis.

REPORT OF THE COMPENSATION COMMITTEES

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with the management of Carnival Corporation & plc. Based on its review and discussions with management, the Compensation Committees recommended to our boards of directors that the Compensation Discussion and Analysis be incorporated by reference into the Carnival Corporation & plc joint Annual Report on Form 10-K for 2014 and included in the Carnival Corporation & plc 2015 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committees:

The Compensation Committee of Carnival Corporation	The Compensation Committee of Carnival plc
Randall J. Weisenburger, Chairman	Randall J. Weisenburger, Chairman
Richard J. Glasier	Richard J. Glasier
Laura Weil	Laura Weil

EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities, our business is run by a single management team. The following table sets forth the annual compensation for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended November 30, 2014. Because Mr. Thamm lived in Italy, his compensation was payable in euros. These euro amounts have been converted into U.S. dollars at the average U.S. dollar to euro exchange rate for fiscal 2014 of $1.34:€1.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Arnold W. Donald	2014	1,000,000	—	3,527,992	3,911,400	—	291,120	8,730,512
President & CEO	2013	416,667	1,125,000	5,845,134	—	—	469,549	7,856,350	(4)

David Bernstein	2014	675,000	—	3,121,189	1,330,000	—	122,551	5,248,739
CFO	2013	595,000	—	914,458	317,200	—	132,586	1,959,244
	2012	548,333	—	889,983	353,800	—	145,341	1,937,457

Alan Buckelew	2014	825,000	—	3,424,196	1,525,000	—	296,680	6,070,876
Chief Operations Officer

Gerald R. Cahill	2014	798,250	—	3,645,814	1,630,000	—	64,073	6,138,137
Former President and CEO of CCL	2013	798,250	—	1,465,709	566,500	44,449	57,968	2,932,876
	2012	798,250	—	1,484,982	1,298,418	493,780	64,078	4,139,508

Michael Thamm	2014	938,000	—	3,429,976	1,675,000	—	441,707	6,484,683
CEO of the Costa Group	2013	924,000	—	627,830	594,000	—	318,523	2,464,353

(1)

No stock option grants were made in fiscal 2012 through 2014. The amounts included in the “Summary Compensation Table” reflect the grant date fair value, assuming no risk of forfeiture of the grants of Carnival Corporation restricted shares, Carnival Corporation RSUs and Carnival plc RSUs made to the named executive officers in fiscal 2014, calculated in accordance with ASC 718. The valuation of share-based grants is discussed in footnotes 2 and 12 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2014. The amounts reflect the grant date fair value (102% of target) of the annual PBS grants made in April 2014, calculated in accordance with ASC 718. The grant date fair value of the annual PBS grants assuming maximum performance (being 200% of target) is $2,855,987 for Mr. Donald, $866,993 for Mr. Bernstein, $1,172,987 for Mr. Buckelew, $956,220 for Mr. Cahill and $977,686 for Mr. Thamm. In December 2013, Messrs. Bernstein, Buckelew, Cahill and Thamm also received a special PBS grant so the amount for these named executive officers also reflects the grant date fair value (182% of target) of the special PBS grant. The special PBS grant is capped at a maximum value (being 800% of target) of $8,000,000 for Messrs. Bernstein, Buckelew, Cahill and Mr. Thamm. For the proceeds actually received by the listed officers upon exercise of options granted in prior years or the vesting of restricted shares or RSUs, see the “Option Exercises and Stock Vested for Fiscal 2014” table. For the grant date fair value of equity grants made to the named executive officers as compensation for fiscal 2014, which grants were made in January 2015, see the “Equity Grants Made During Fiscal 2015 as Compensation for Fiscal 2014” table.

(2)

Represents the actuarial increase during the applicable fiscal year in the pension value for the plans in which each named executive officer participates. Carnival Corporation & plc does not pay above-market rates under its nonqualified deferred compensation plans. A description of these benefits is set forth in the “Pension Benefits in Fiscal 2014” and “Nonqualified Deferred Compensation Benefits in Fiscal 2014” tables. As disclosed in the footnotes and narrative to the “Pension Benefits in Fiscal 2014” table, the value of a portion of Mr. Cahill’s benefits are distributed to him in the fiscal year following their accrual. As a result, this amount in this column already reflects the distribution of the prior year’s accrual.

(3)	See the “All Other Compensation Table” for additional information.
(4)	Mr. Donald served as President and CEO for a portion of fiscal 2013, from July to November 2014.

The amounts set forth in the column entitled Stock Awards in the “Summary Compensation Table” do not represent the equity-based compensation granted to the named executive officers as compensation for fiscal 2014. As required by SEC rules and as described in note 1 to the “Summary Compensation Table,” the amounts reported in this column only reflect the grants made during fiscal 2014. The amounts reported in this column do not include value associated with grants made in January 2015 that are described in the Compensation Discussion and Analysis. The equity grants made to the named executive officers in January 2015 as compensation for fiscal 2014 are as follows:

Equity Grants Made During Fiscal 2015 as Compensation for Fiscal 2014

Name	Grant Date Fair Value of Stock Awards(1) ($)	Option Awards ($)
Arnold W. Donald	2,099,992	0
David Bernstein	799,984	0
Alan Buckelew	999,957	0
Gerald R. Cahill	1,099,989	0
Michael Thamm	770,621	0

(1)

The amounts are the full value of the TBS grants on January 12, 2015, the date the grants were made. The value for Carnival plc shares has been converted from sterling into U.S. dollars based on the January 12, 2015 exchange rate of $1.52:£1. The full grant date fair value for a grant is the amount that Carnival Corporation & plc will expense in its financial statements over the grant’s vesting period or until the retirement eligibility date, if such date is earlier than the vesting date, when vesting is not contingent upon any future performance. The full grant date fair value may not correspond to the actual value that will be realized by the named executive officers.

All Other Compensation Table

Each component of the All Other Compensation column in the “Summary Compensation Table” is as follows:

Item	Arnold W. Donald ($)	David Bernstein ($)	Alan Buckelew ($)	Gerald R. Cahill ($)	Michael Thamm ($)
Compensation in lieu of Savings Plan profit sharing contribution	—	45,610	—	—	—
Private medical/health insurance costs and premiums(1)	36,103	46,739	37,642	28,536	—
Automobile lease or allowance	24,000	11,400	12,363	18,000	35,384
Personal use of Aircraft(2)	194,283	—	—	—	—
Other personal air travel(3)	8,604	3,909	13,942	9,944	—
Living accommodations and maintenance	—	—	—	—	179,030
Driver and Security	3,095	—	—	—	100,605
Relocation expenses	—	—	100,000	—	126,688
Vacation Payout from Subsidiary			125,187
Other(3)	25,035	14,893	7,546	7,593	—

Total	291,120	122,551	296,680	64,073	441,707

(1)

Certain of our named executive officers are eligible to participate in an executive health insurance program, which includes a fully insured plan and a secondary insured plan. Amounts reported represent the cost of the premiums paid on a named executive officer’s behalf under these plans plus the additional costs of medical services rendered during the fiscal year. Named executive officers participating in this plan generally have until March 31, 2015 to submit their 2014 claims for reimbursement, and as a result, these amounts may increase. The maximum amount that may be reimbursed in any year under the secondary plan is $20,000.

(2)

Represents the aggregate incremental cost to Carnival Corporation & plc for travel on the Aircraft not related to company business. The aggregate incremental cost for the use of the Aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the Aircraft used by the hours used. The hourly variable cost rate primarily includes fuel, airport handling and other fees, aircraft repairs and maintenance, crew expenses and catering. The variable cost rate is recomputed annually to reflect changes in costs. Fixed costs which do not change based on usage, such as pilots’ salaries, Aircraft depreciation and overhead costs, are excluded.

(3)

Includes the total amount of other benefits provided, none of which individually exceeded $10,000 for the named executive officer. These other benefits include: accidental death or dismemberment insurance premiums, long-term disability insurance premiums, life and auto insurance premiums, automobile repairs and expenses, health or other club membership, spousal meals, second office expenses, tax planning and return preparation fees, the opportunity to travel on Carnival Corporation & plc cruise lines for reduced fares, the cost of tickets purchased by Carnival Corporation & plc used by the named executive officers or their guests on non-business occasions, employer contributions to a defined contribution plan and gross-ups for a portion of Mr. Buckelew’s income taxes for his club membership.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2014 for non-executive directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Grants of Plan-Based Awards in Fiscal 2014

Equity grants and non-equity awards made to the named executive officers during fiscal 2014 are as follows:

Name	Grant Date	Estimated Possible Payouts UnderNon- Equity Incentive Plan Awards(1) ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Arnold W. Donald		1,325,000	2,650,000	5,300,000
	1/14/2014							50,578	2,099,999
	4/16/2014				19,157	38,314	76,628		1,427,993
David Bernstein		450,000	900,000	1,800,000
	12/27/2013				5,696	28,481	142,405		2,067,715
	1/14/2014							14,932	619,977
	4/16/2014				5,816	11,631	23,262		433,497
Alan Buckelew		550,000	1,100,000	2,200,000
	12/27/2013				5,696	28,481	142,405		2,067,715
	1/14/2014							18,545	769,988
	4/16/2014				7,868	15,736	31,472		586,493
Gerald R. Cahill		566,500	1,133,000	2,266,000
	12/27/2013				5,696	28,481	142,405		2,067,715
	1/14/2014							26,493	1,099,989
	4/16/2014				6,414	12,828	25,656		478,110
Michael Thamm		603,000	1,206,000	2,412,000
	12/27/2013				5,518	27,591	137,955		2,056,370
	1/14/2014							20,870	884,763	(5)
	4/16/2014				6,508	13,015	26,030		488,843	(6)

(1)

Represents the potential value of the payout of the annual cash bonuses under the management incentive plan applicable for each named executive officer for fiscal 2014 performance. The Non-Equity Incentive Plan awards for Messrs. Donald, Bernstein and Buckelew were made under the Corporate Plan. The Non-Equity Incentive Plan awards for Messrs. Cahill and Thamm were made under the Brand Management Plan. The actual amount of a named executive officer’s annual cash bonus paid in fiscal 2015 for fiscal 2014 performance is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For a more detailed description of the potential payout under each plan, see the description in the Compensation Discussion and Analysis under the section “2014 Annual Cash Bonuses.”

(2)

Represents the potential number of shares under the annual PBS grants and the special PBS grant made to Messrs. Bernstein, Buckelew, Cahill and Thamm. For a more detailed description of the potential payout under these PBS grants, see the description in the Compensation Discussion and Analysis under the sections “Annual PBS Grants” and “Special PBS Grant Made to Messrs. Bernstein, Buckelew, Cahill and Thamm.”

(3)

Represents the number of restricted shares of Carnival Corporation common stock underlying the TBS grants made to the named executive officers in fiscal 2014 granted under the Carnival Corporation 2011 Stock Plan, with the exception of Mr. Thamm who received Carnival plc RSUs under the Carnival plc 2005 Employee Share Plan.

(4)

Represents the full grant date fair values of the stock grants made in fiscal 2014, which were determined based on the assumptions set forth in footnotes 2 and 12 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2014 (disregarding estimated forfeitures). The full grant date fair value for a grant is the amount that Carnival Corporation & plc will expense in its financial statements over the grant’s vesting schedule or until the retirement eligibility date, if such date is earlier than the vesting date, when vesting is not contingent upon future performance. The full grant date fair value may not correspond to the actual value that will be realized by the named executive officers.

(5)	The value for Carnival plc shares has been converted from sterling into U.S. dollars based on the January 14, 2014 exchange rate of $1.64:£1.
(6)	The value for Carnival plc shares has been converted from sterling into U.S. dollars based on the April 16, 2014 exchange rate of $1.67:£1.

Narrative Disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2014” Table

Employment Agreements

Employment Agreement with Arnold W. Donald. Mr. Donald entered into an employment agreement in October 2013, setting forth the contractual and economic terms of his post as the President and Chief Executive Officer of Carnival Corporation & plc. The employment agreement provides for a term of three years. Mr. Donald’s base salary for fiscal 2014 is $1,000,000, which is subject to increase or decrease by the boards of directors. Mr. Donald’s annual performance-based bonus will be determined pursuant to the Corporate Plan.

For more detailed information regarding these Mr. Donald’s employment agreement, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2014 joint Annual Report on Form 10-K.

Employment Agreement with Michael Thamm. Mr. Thamm entered into an agreement in June 2012, which was amended in January 2013 and November 2014, setting forth the contractual and economic terms of his post as the Chief Executive Officer of the Costa Group. Mr. Thamm’s annual base salary compensation for fiscal 2014 is €700,000. Pursuant to the agreement, Mr. Thamm’s annual performance-based bonus is determined pursuant to the Brand Management Plan.

In the event the agreement is terminated, in consideration for non-competition and non-solicitation obligations, Mr. Thamm will receive an amount equal to his annual base salary and target bonus, payable in quarterly installments.

Annual Cash Bonus Plans

Annual cash bonuses for the named executive officers are determined based on the Corporate Plan and the Brand Management Plan. For more detailed information regarding these plans, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2014 joint Annual Report on Form 10-K.

Equity-Based Compensation

In January 2014, the Compensation Committees made the annual TBS grants in the form of restricted shares or RSUs to the named executive officers employed at that time that cliff vest after three years, in conformity with the UK Corporate Governance Code. The closing price of Carnival Corporation common stock and Carnival plc ordinary shares on January 14, 2014, the grant date, was $41.52 and £25.85, respectively.

The restricted shares have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. RSUs do not receive dividends or have voting rights. Each RSU is credited with dividend equivalents equal to the value of cash and stock dividends paid on Carnival Corporation common stock or Carnival plc ordinary shares. The cash and stock dividend equivalents will be distributed upon the settlement of the RSUs upon vesting.

In accordance with the Compensation Committees’ focus on long-term shareholder return, the Compensation Committees also approved the 2014 annual PBS grants on April 16, 2014 for Messrs. Donald, Bernstein, Buckelew, Cahill and Thamm and other key executives within Carnival Corporation & plc. The grants vest zero to 200% of target based and the initial vesting calculation is determined based on the extent to which Carnival Corporation & plc’s annual earnings before income and taxes, as adjusted for certain fuel price changes, for each of the three fiscal years in the 2014-2016 performance cycle exceeds specified performance goals and the extent to which the ROIC exceeds the specified performance goal over the three-year performance period. The vesting percentage is then modified up or down by up to 25% at the end of the three year-performance cycle for Carnival Corporation’s TSR rank relative to the Peer Group. The maximum payout is 200% of target.

In order to establish additional alignment between compensation opportunities for the named executive officers and shareholder outcomes over the next four years, the Compensation Committees granted special PBS grants on December 27, 2013 to Messrs. Bernstein, Buckelew, Cahill and Thamm with a target value of $1,000,000 (being €730,000 for Mr. Thamm). The special PBS grant is entirely performance-based and the ultimate value is based on the compound annual growth rate (“CAGR”) of Carnival Corporation’s TSR over the three-year period ending December 27, 2016.

The special PBS grant includes an absolute TSR condition which requires Carnival Corporation’s TSR to increase as follows:

TSR growth over 3 years	Less than 5% per year	Between 5% and 17% per year	17% per year or greater
Vesting	0%	At 5%, 0.2x the shares initially granted will vest increasing by 0.2x for each additional 0.5% increase in TSR so the multiple becomes 5x at 17%

5x the initial number of shares awarded subject to a cap that the number of shares be reduced to such shares as have a value equal to $8 million if, at the end of the performance period, they would be then be worth more than $8 million

While dividends are taken into account in assessing the TSR calculation, the shares which vest do not accrue any dividends over the performance period. TSR is calculated using the 90-day average stock price as of December 27, 2013 and the 90-day average stock price as of December 27, 2016. At the end of the performance period, 50% of the earned shares will immediately vest and the other 50% will vest 12 months later, if the executive continues to be employed by us.

In the event of departure before the end of the performance period, the special PBS grant will generally lapse, except in certain situations identified in the special PBS grant agreement in which case the shares shall vest in respect of the target level (subject to pro-rating for the period actually worked). In the event of a change in control, the shares shall vest according to the performance condition pro-rated through the change in control date.

For further information regarding forfeiture and treatment upon termination or change of control, refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal 2014 Year-End

Information with respect to outstanding Carnival Corporation options, restricted shares and RSUs granted by Carnival Corporation & plc to and held by the named executive officers as of November 30, 2014, except for the options and RSUs issued to Mr. Thamm, which related to Carnival plc ordinary shares, is as follows:

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(1) ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arnold W. Donald	5,000	0	46.61	10/18/2015	3,840	(3)	169,574	43,613	1,925,950	(4)
	5,000	0	47.83	10/16/2016	3,611	(5)	159,462	93,457	13,206,596	(6)
					50,578	(7)	2,233,524	38,314	3,383,892	(8)

TOTAL	10,000	0			58,029			175,384

David Bernstein	0	0			17,845	(9)	788,035	8,640	0
					16,467	(10)	727,183	8,551	377,612	(4)
					14,932	(7)	659,397	28,481	2,515,442	(11)
								11,631	1,027,250	(8)

TOTAL	0	0			49,244			57,303

Alan Buckelew	17,151	0	54.12	2/28/2015	12,723	(9)	561,848	4,800	0
					10,226	(10)	451,580	4,138	182,734	(4)
					9,273	(7)	409,496	28,481	2,515,442	(11)
								15,736	1,389,804	(8)

TOTAL	17,151	0			32,222			53,155

Gerald Cahill	0	0			18,176	(9)	802,652	7,392	0
					14,608	(10)	645,089	6,372	281,388	(4)
					13,247	(7)	584,988	28,481	2,515,442	(11)
								12,828	1,132,969	(8)

TOTAL	0	0			46,031			55,073

Michael Thamm	5,700	0	46.64	2/28/2015	6,256	(9)	275,214	7,241	0
					6,516	(12)	286,652	12,312	541,630	(4)
					4,824	(10)	212,217	27,591	2,427,567	(11)
					20,870	(7)	918,113	13,015	1,145,112	(8)

TOTAL	5,700	0			38,466			60,159

(1)	Options issued to Mr. Thamm are in Carnival plc shares, which are priced in British Pounds Sterling. These options have been converted based on the November 28,2014 exchange rate of $1.56:£1.
(2)

Market value of the stock awards is based on the closing price of Carnival Corporation common stock on November 28, 2014 of $44.16, except for the Carnival plc RSUs granted to Mr. Thamm under the Carnival plc 2005 Employee Share Plan, which are based on closing price of Carnival plc shares on November 28, 2014 of £28.20, which has been converted into $43.99 based on the November 28, 2014 exchange rate of $1.56:£1.

(3)	Restrictions lapse on April 11, 2015.
(4)

Market value is based on maximum performance assuming 100% payout on the July 2013 and October 2013 PBS grants as at November 28, 2014. These grants vest zero to 150% of target based upon the extent to which annual EBIT, as adjusted for certain fuel price changes and fuel expense in emission control areas, for each of the three fiscal years in the 2013-2015 performance cycle exceeds specified performance goals, as modified up or down by up to 25% at the end of the three-year performance cycle for Carnival Corporation & plc’s total shareholder return rank relative to the Peer Group. If the TSR modifier increase applies, the maximum payout would be 187.5% of target.

(5)	Restrictions lapse on May 22, 2016.
(6)

Market value is based on target performance assuming 320% payout on the special PBS grant to Mr. Donald as at November 28, 2014. This equity incentive award is based on Compound Annual Growth Rate (“CAGR”) of Carnival Corporation’s total shareholder return over the three-year period ending October 14, 2016. Mr. Donald may receive a number of shares valued at up to eight times the initial target value of the grant based on the CAGR growth of the closing price of a share of Carnival Corporation common stock on the date of grant compared to the 90-day average price of a share of Carnival Corporation common stock as at the end of the three-year period. Market value is based on threshold performance assuming 20% payout. Equity incentive awards are subject to certain EPS targets measured over a three-year period ending November 30, 2014. The named executive officers may receive zero to 200% of the stated number of shares depending on whether and to what extent the EPS targets have been met.

(7)	Restrictions lapse on January 14, 2017.
(8)

Market value is based on maximum performance assuming 200% payout on the April 2014 PBS grant as at November 28, 2014. These grants vest zero to 200% of target based upon the extent to which annual EBIT, as adjusted for certain fuel price changes for each of the three fiscal years in the 2014-2016 performance cycle and ROIC for the three-year performance cycle exceeds specified performance goals, as modified up or down by up to 25% at the end of the three-year performance cycle for the Carnival Corporation & plc’s total shareholder return rank relative to the Peer Group. If the TSR modifier increase applies, the maximum payout would be 200% of target.

(9)	Restrictions lapse on February 15, 2015.
(10)	Restrictions lapse on January 15, 2016.
(11)

Market value is based on threshold performance assuming 200% payout on the special PBS grant to these NEOs as at November 28, 2014. This equity incentive award is based on CAGR of Carnival Corporation’s total shareholder return over the three-year period ending December 27, 2016. The NEOs may receive a number of shares valued at up to eight times the initial target value of the grant based on the CAGR growth of the 90-day average price of a share of Carnival Corporation common stock as of the date of grant compared to the 90-day average price of a share of Carnival Corporation common stock as at the end of the three-year period.

(12)	Restrictions lapse on October 8, 2015.

Option Exercises and Stock Vested for Fiscal 2014

The following table provides information for the named executive officers on (1) option exercises during fiscal 2014, including the number of shares acquired on exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted shares and RSUs and the value realized, each before the payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Arnold W. Donald	0	0	3,188	116,442
David Bernstein	0	0	11,673	479,819
Alan Buckelew	0	0	16,189	668,509
Gerald R. Cahill	0	0	25,135	1,037,545
Michael Thamm	0	0	4,346	183,852

(1)

The value realized on exercise represents the difference between the exercise price of the options and the fair market value of Carnival Corporation shares at exercise. The fair market value of Carnival Corporation shares realized on exercise or vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the New York Stock Exchange on the date of exercise in the case of options or the vesting date in the case of stock. The fair market value of Carnival plc shares realized on vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the London Stock Exchange on the date of vesting. The value for Carnival plc shares has been converted from sterling into U.S. dollars based on the January 21, 2014 exchange rate of $1.64:£1.

Pension Benefits in Fiscal 2014

The following table provides information regarding defined benefit retirement plan benefits for each of the named executive officers. . Mr. Buckelew participates in the Princess SERP and Mr. Cahill participates in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Arnold W. Donald	None	—	—	—
David Bernstein	None	—	—	—
Alan Buckelew	Princess SERP	15	6,120,504	—
Gerald R. Cahill	Retirement Plan	20	4,472,440	355,116
Michael Thamm	None	—	—	—

(1)	Credited service for benefit calculation purposes under the Princess SERP and the Retirement Plan is limited to 15 and 30 years, respectively.
(2)

The present value of benefits was calculated based on the interest rate assumptions disclosed in note 12 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2014, which was used to calculate the fiscal 2014 year-end liabilities for each of the plans. For the Princess SERP and the Retirement Plan, benefits are assumed payable as lump sums at the later of age 65 or current age. For the Princess SERP, 2017 lump sums were calculated using a 4.49% interest rate and the RP-2000 mortality table projected to 2017. The future payments are then discounted to current age using an interest rate of 1.60%. For the Retirement Plan, lump sums were calculated using an interest rate of 4.25% and the 1994 Group Annuity Reserving Table. They were then discounted to the current age using an interest rate of 1.66%. Due to taxation issues created by the adoption of Section 457A, benefits accrued as of December 31, 2008 under both the Retirement Plan and the Princess SERP will be paid as lump sums at the earlier of retirement or December 31, 2017.

(3)

The benefits accrued after December 31, 2008 are being paid annually as a lump sum pursuant to an amendment to the Retirement Plan adopted in light of Section 457A. Mr. Buckelew has not accrued or received (and is not entitled to accrue) any additional benefits under the Princess SERP after December 31, 2008.

Carnival Corporation & plc operate various group pension programs for its executives in which the named executive officers also participate. Under the Carnival plc pension plans, in line with UK best practice, pension benefits are based solely on base salary and no other elements of compensation are taken into account when determining pension benefits. Under the Carnival Corporation pension programs, base salaries and annual cash bonuses are used to determine pension benefits.

Mr. Buckelew participates in the Princess SERP. The Princess SERP is unfunded and is not qualified for U.S. tax purposes. The Princess SERP provides a benefit equal to 65% of the highest base salary earned by Mr. Buckelew during any consecutive 60-month period offset by the actuarial equivalent of any benefits accrued as of December 31, 2008 under any other retirement plan maintained by Princess Cruise Lines, Ltd., or any affiliate (or predecessor) and Social Security benefits. Mr. Buckelew is vested in his benefit in accordance with the terms of the Princess SERP. As a result of the adoption of Section 457A, Mr. Buckelew’s benefits under the Princess SERP were frozen as of December 31, 2008 and Mr. Buckelew is not entitled to accrue any additional benefits under the Princess SERP after that date. Benefits under the Princess SERP are generally paid in the form of a monthly annuity commencing on the later of the (i) the first day of the first month following the participant’s separation from service or (ii) the participant’s earliest commencement date, which is a date elected in advance by the participant that must be no earlier than the date the participant turns age 55 and no later than the date the participant turns 65. However, as a result of the adoption of Section 457A, any benefits accrued under the Princess SERP that remain unpaid as of December 31, 2017 will be paid in a single lump sum payment on December 31, 2017.

Mr. Cahill participates in the Retirement Plan. The Retirement Plan is unfunded and is not qualified for U.S. tax purposes. Benefits under the Retirement Plan are calculated based on age, length of service with Carnival Corporation and the average of a participant’s five highest consecutive years of compensation out of the last ten years of service. The benefit formula provides an annual benefit accrual equal to 1% of the participant’s earnings for the year up to “covered compensation” plus 1.6% of earnings for the year in excess of covered compensation then multiplied by the participant’s years of service up to a maximum of 30 years of credited service. “Covered compensation” may vary over the years based in part on changes in the Social Security taxable wage base. Covered compensation in fiscal 2014 for Mr. Cahill was $77,508. The elements of compensation to determine his benefit is his base salary and annual cash bonus. Mr. Cahill is vested in his benefit in accordance with the terms of the Retirement Plan. As a result of the adoption of Section 457A, benefits under the Retirement Plan will be paid as elected by the participant as a lump sum or monthly payments on or prior to the earlier of separation from employment, retirement or December 31, 2017. Annual accruals are paid in a lump sum each March up through 2017. During fiscal 2014, Mr. Cahill received the present value of his 2013 annual accruals of $355,116 as a lump sum. The normal form of payment is a continuous and certain annuity for five years. Benefits payable in other forms are actuarially equivalent. At December 1, 2014, the accrued annual benefit for fiscal 2014 payable as a five-year certain and continuous annuity under the Retirement Plan to Mr. Cahill is $332,135 for benefits earned before December 31, 2008 and $30,220 for benefits earned during fiscal 2014.

The Retirement Plan provides a reduced early retirement benefit at age 55 after completion of 15 years of service. The normal retirement age under the Retirement Plan is age 65. Benefits under the Retirement Plan are reduced by 6% for each year ( 1/2% for each month) that the participant retires before age 65. Mr. Cahill is currently eligible for early retirement under the Retirement Plan.

Messrs. Donald, Bernstein and Thamm do not participate in any defined benefit pension plans sponsored by Carnival Corporation or Carnival plc. Messrs. Donald and Bernstein are not eligible to participate in the Retirement Plan because it was closed to participation prior to their commencement of employment.

Nonqualified Deferred Compensation in Fiscal 2014

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Arnold W. Donald	0	0	0	0	0
David Bernstein	0	0	11,556	0	195,240
Alan Buckelew	0	0	0	0	0
Gerald R. Cahill	0	0	714,089	0	10,793,341
Michael Thamm	0	0	0	0	0

Carnival Corporation has established the Savings Plan, which is a nonqualified defined contribution plan for U.S. tax purposes. Until December 31, 2008, Messrs. Cahill and Bernstein could defer salary and/or bonus amounts into the Savings Plan. As described in the section of the Compensation Discussion and Analysis entitled “Impact of Regulatory Requirements on Compensation,” effective January 1, 2009, they could no longer defer any salary or bonus amounts into the Savings Plan. No company contributions were made on behalf of Mr. Cahill since he participated in the Retirement Plan. Although the Savings Plan is unfunded, Carnival Corporation has established a “rabbi trust” that holds any executive deferrals and company contributions to the Savings Plan.

Benefits are paid based on the participant’s form and timing elections made in accordance with applicable Section 409A Treasury Regulations. Benefits are based on the participant’s deferrals of cash compensation and associated earnings and losses based on the investment allocation selected by the participant. The investment options available to participants in the Savings Plan are identical to those available to participants in the 401(k) Plan, except for the Standard & Poor’s index fund and money market investment options. A participant may change his or her investment allocation at any time.

Because Mr. Bernstein is not a participant in the Retirement Plan, which was closed to participation prior to his commencement of employment, for every dollar Mr. Bernstein deferred into the Savings Plan prior to January 1, 2009, Carnival Corporation matched 50% up to the lower of (i) 50% of the U.S. Internal Revenue Service qualified plan limitation or (ii) 6% of his eligible pay. “Eligible pay” includes regular pay (before any pre-tax contributions from his pay and taxes) and bonus. Carnival Corporation may also make profit sharing contributions into the Savings Plan based upon his eligible pay and years of service according to the following schedule:

Years of Service	Award (% of Eligible Pay)
Less than 2	0%
2-5	1%
6-9	2%
10-13	3%
14-16	5%
17-19	7%
20-22	9%
23-25	12%
26 and over	15%

Following the promulgation of Section 457A, salary and bonus deferrals into the Savings Plan are no longer permitted. As a result, Messrs. Donald, Bernstein and Buckelew and all other Savings Plan participants and those who are deemed highly compensated employees under IRS regulations are paid the equivalent of their annual matching award (less any amount actually contributed by Carnival Corporation to the 401(k) Plan on their behalf as a matching contribution) and profit sharing contribution as additional cash compensation. The effect of this provision will result in no additional benefit for Messrs. Donald and Bernstein and will not result in a material incremental cost to Carnival Corporation.

As of November 30, 2014, Messrs. Donald, Bernstein and Buckelew had 2, 17 and 37 years of service.

Additional information with respect to pension plan arrangements for Carnival plc for the year ended November 30, 2014 is included in Part I of the Carnival plc Directors’ Remuneration Report included in this proxy statement as the Compensation Discussion and Analysis and Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Potential Payments Upon Termination or Change of Control

Each of our named executive officers may be eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our named executive officers in the event of termination of employment under various scenarios on November 30, 2014 are described below.

In addition to benefits described below, the named executive officers will be eligible to receive any benefits accrued under Carnival Corporation & plc broad-based benefit plans, such as distributions under life insurance and disability benefits and accrued vacation pay, in accordance with those plans and policies. These benefits are generally available to all employees. Our named executive officers will also be eligible to receive any account balances at the fiscal 2014 year-end under our nonqualified deferred compensation plans and programs as set forth in the “Nonqualified Deferred Compensation in Fiscal 2014” table in accordance with their payout election. Our named executive officers will also be eligible to receive any vested benefits under our pension programs upon termination of employment in accordance with those plans and policies. These benefits are described in the “Pension Benefits in Fiscal 2014” table and the description that follows that table. There are no special or enhanced executive benefits under our pension and nonqualified deferred compensation plans and programs, and all of our named executive officers are fully vested in those benefits.

Cash Severance Benefits

It is the policy of the Compensation Committees for executive officers to have notice periods of not more than 12 months in duration. The Compensation Committees may make an exception to this practice where they believe doing so would be in the best interests of Carnival Corporation and Carnival plc and their shareholders. The Compensation Committees will continue to consider the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements.

Accordingly, Messrs. Bernstein, Buckelew and Cahill have no employment agreements and no entitlement to severance except for possible retention of unvested options and restricted share grants depending on the circumstances of their separation of employment discussed below.

Messrs. Donald and Thamm are the only named executive officers with employment agreements providing cash severance and other benefits. The table below details the various payments associated with certain termination events. Payment outcomes associated with the treatment of equity is detailed below in the section entitled “Potential Value of Equity Grants upon Termination of Employment or Change of Control.”

Post-Employment Cash Compensation Obligations to Mr. Donald

Upon termination of Mr. Donald’s employment during the three-year term, Mr. Donald shall be entitled to certain payments. If Mr. Donald’s employment is terminated by Carnival Corporation & plc for cause (as defined in Mr. Donald’s employment agreement)

or by Mr. Donald other than for good reason (as defined in the employment agreement), Carnival Corporation & plc shall pay Mr. Donald all amounts earned or accrued through the termination date. If Mr. Donald’s employment with Carnival Corporation & plc is terminated by reason of his death or disability, Carnival Corporation & plc shall provide Mr. Donald with benefits or payments under any applicable disability or life insurance benefit plans, programs or arrangements maintained by Carnival Corporation & plc, which benefits shall be provided and amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. If Mr. Donald’s employment by Carnival Corporation & plc shall be terminated by Carnival Corporation & plc other than for cause, death or disability, or by Mr. Donald for good reason, then Mr. Donald shall be entitled to (i) severance pay equal to one times his base salary and target bonus for the year of termination; and (ii) continued medical and dental coverage for up to 18 months. If Mr. Donald is terminated after a qualifying change in control event, he be entitled to the same benefits described in the preceding sentence, except that he would be eligible to receive cash severance in an amount equal to two times (rather than one times) the sum of his base salary and target bonus for the year of termination. In the event any benefit payments to which Mr. Donald is entitled to upon a change in control are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, Carnival Corporation & plc shall not reimburse Mr. Donald for any such taxes; instead, such benefits shall be either paid to Mr. Donald or reduced to avoid such excise taxes.

Post-Employment Compensation Obligations to Mr. Thamm

Mr. Thamm is eligible to receive 12 months of base salary plus his target bonus if his employment is terminated as compensation for his non-competition and non-solicitation obligations. If Mr. Thamm’s employment had terminated on November 30, 2014, he would have received a payment equal to one year’s base salary of $938,000 plus a bonus equal to his target bonus of $1,206,000. These amounts would be payable in euros. His potential compensation has been converted into U.S. dollars at the average exchange rate of the dollar for fiscal 2014 of $1.34: €1.

Cash and Benefit Payments

The following table and footnotes quantify the cash compensation or value of benefits that Messrs. Donald and Thamm, the only named executive officers with employment agreements, would receive upon various scenarios for termination of employment or a change in control. The amounts shown assume the event that triggered the treatment occurred on November 30, 2014. The table does not include amounts they would be entitled to without regard to the circumstances of termination, such as accrued compensation.

Estimated Cash and Benefit Payments Upon Termination of Employment or Change of Control

Name	Benefit	Termination without Cause ($)	Voluntary Termination (without Good Reason) ($)	Voluntary Termination (with Good Reason) ($)	Death or Disability ($)	Change of Control ($)
Arnold W. Donald	Separation Payment	3,650,000	0	3,650,000	0	7,300,000
	Post-Employment Benefits(1)	82,244	0	82,244	0	109,659

	TOTAL	3,732,244		3,732,244		7,409,659

Michael Thamm	Non-Competition Compensation	2,144,000	2,144,000	2,144,000	2,144,000	2,144,000

	TOTAL	2,144,000	2,144,000	2,144,000	2,144,000	2,144,000

(1)	Includes medical, dental, group life, accidental death or dismemberment, and long-term disability insurance premiums.

Equity-Based Compensation

Vesting of options, restricted shares and RSUs upon termination of a named executive officer’s employment is dependent upon the reasons the named executive officer’s employment is terminated, the terms of the respective equity plan and the associated equity grant agreement. Equity grants made to Messrs. Donald, Bernstein, Buckelew, Cahill and Thamm are subject to the same terms as all other participants generally, except as described below.

Carnival Corporation 2011 Stock Plan

All named executive officers except Mr. Thamm receive equity grants under the Carnival Corporation 2011 Stock Plan. The terms of the Carnival Corporation 2011 Stock Plan and the equity grant agreements applicable to participants generally provide that upon termination for death or disability, all unvested equity grants will immediately vest. Upon retirement, TBS grants continue to vest according to their terms as though employment had not ended; provided, however, that as each participant reaches retirement age, 50% of the grant will immediately vest, if such participant becomes subject to tax withholding at that time. Retirement is defined as voluntary termination of an employee being at least 60 years of age with 15 years of service or at least 65 years of age with five years of service. Upon involuntary termination within 12 months of a change of control, all options become immediately exercisable and the restricted period on all restricted shares and RSUs immediately expires. Change of control means the occurrence of any of the following (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock of Carnival Corporation or (B) the combined voting power of the then outstanding voting securities of Carnival Corporation and Carnival plc entitled to vote generally in the election of directors, except that this provision does not apply to affiliated companies or the Arison family, (ii) incumbent directors cease to constitute at least a majority of the boards of directors, (iii) the dissolution or liquidation of Carnival Corporation, (iv) the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival Corporation, or (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Carnival Corporation that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity grant made to participants, including the named executive officers, contain claw back and forfeiture provisions in the event of a violation of confidentiality and non-compete provisions (which restrict them from competing with Carnival Corporation & plc for the remainder of the award’s vesting period) or fraud or conduct contributing to any financial restatements or irregularities.

Carnival Corporation 2002 Stock Plan

All named executive officers except Messrs. Donald and Thamm received equity grants under the Carnival Corporation 2002 Stock Plan. All restricted share and RSU awards made to the named executive officers under the Carnival Corporation 2002 Stock Plan have been settled. Mr. Buckelew continues to hold fully vested stock options that will expire on February 27, 2015. For further details please see the “Outstanding Equity Awards at Fiscal 2014 Year-End” table.

Carnival Corporation 2001 Outside Director Stock Plan

Mr. Donald is the only named executive officer that holds outstanding options under the Carnival Corporation 2001 Outside Director Stock Plan by virtue of his prior status as a non-executive director. All the options held by Mr. Donald are fully vested.

Individual Arrangements Related to Equity Grants under the Carnival Corporation 2002 Stock Plan and Carnival Corporation 2011 Stock Plan

Arnold Donald, David Bernstein, Alan Buckelew and Gerald R. Cahill. The terms of Messrs. Donald, Bernstein, Buckelew and Mr. Cahill’s restricted stock agreements provide that if their employment is terminated without cause or they voluntarily terminate due to a diagnosis of terminal medical condition, the restricted shares will continue to vest according to their original vesting schedule. For the purposes of the agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the boards of directors.

Special RSU Grant. Pursuant to the terms of his employment agreement, Mr. Donald received a one-time special PBS grant. The other named executive officers received a special PBS grant in December 2013. The terms of the special PBS grant provide that if the executive’s employment is terminated without cause (or by Mr. Donald for good reason), he will vest in the target number of special PBS grant on a pro-rata basis as of the date of termination. In addition, in the event of a change in control, the special PBS grant would be pro-rated as of the date of the change in control.

Carnival plc Executive Share Option Plan

Mr. Thamm is the only named executive officer that holds outstanding options under this plan. All the options held by Mr. Thamm are fully vested and are scheduled to expire in February and April 2015. Mr. Thamm receives the same treatment as other Carnival Executive Share Option Plan participants generally. Under the terms of the plan and Mr. Thamm’s equity agreements, upon termination for cause or voluntary termination, all options will be forfeited. Upon change of control or termination of employment for retirement, injury, disability, ill health or termination by Carnival plc without cause, all options will remain exercisable. Change of control is defined to mean (i) a person, alone or in concert with others making a general offer to acquire the whole of the share capital of Carnival plc, (ii) a person becoming bound or entitled to give notice under sections 428 to 430F of the Companies Act 1985 to acquire shares, (iii) a court directing that a meeting of the holders of shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court, or (iv) notice being duly given of a resolution for the voluntary winding-up of Carnival plc. Cause is not specifically defined in this plan.

Carnival plc 2005 Employee Share Plan

Mr. Thamm is the only named executive officer who receives grants under the Carnival plc 2005 Employee Share Plan. Mr. Thamm receives the same treatment under the Carnival plc 2005 Employee Share Plan as other participants generally for grants made through fiscal 2011, except as described in the section entitled “Individual Arrangements Related to Equity Grants under the Carnival plc Equity Plans.” All grants vest upon termination of employment for death or disability. Upon retirement, all TBS grants will continue to vest according to their terms as if the employment had not been terminated. For equity grants made prior to December 2008, retirement is defined as voluntary termination of an employee being at least 55 years of age with 15 years of service or at least 65 years of age with five years of service. In December 2008, the Compensation Committees amended the definition of retirement to increase the retirement age to 60 years of age with 15 years of service. Upon a change of control, all grants will vest. Change of control is defined to mean the occurrence of any of the following (i) a person (either alone or together with any person acting in concert with him) obtaining control of Carnival plc as a result of a general offer or otherwise for the whole of the share capital of Carnival plc (other than those shares which are already owned by him and/or any person acting in concert with him), (ii) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of Carnival plc or (B) the combined voting power of the then outstanding voting securities of Carnival plc entitled to vote generally in the election of directors, except that this provision does not apply to affiliated companies or members of the Arison family, (iii) incumbent directors cease to constitute at least a majority of the boards of directors, (iv) a person becoming bound or entitled to give notice under sections 428 to 430F of the Companies Act 1985 to acquire shares, (v) a court directing that a meeting of the holders of shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court, (vi) notice being duly given of a resolution for the voluntary winding-up of Carnival plc, (vii) the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival plc, or (viii) the completion of a reorganization, recapitalization, merger, consolidation, share exchange or similar form of corporate transaction involving Carnival plc that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity grants made to the named executive officers in February 2008 and thereafter contain confidentiality and non-compete provisions that restrict them from competing with Carnival plc. If they breach either of these provisions, they will forfeit the right to receive all unvested and unexercised equity grants.

Individual Arrangements Related to Equity Grants under the Carnival plc Equity Plans

Michael Thamm. The terms of Mr. Thamm’s RSU agreement for RSUs granted in October 2012 and thereafter provide that if his employment is terminated without cause or he voluntarily terminates due to diagnosis of a terminal medical condition, the RSU grant will continue to vest according to its original vesting schedule.

Potential Value of Equity Grants Upon Termination of Employment or Change of Control

The following chart shows the value of all outstanding option, restricted share and RSU grants that would have become vested, or that could have continued to vest, subject to any non-compete and confidentiality requirement, for termination of employment or upon a change of control as of November 30, 2014. All option grants are fully vested. No termination of employment is required to trigger acceleration upon a change of control, except for grants made under the Carnival Corporation 2011 Stock Plan. For this purpose, options were valued as the difference between the closing price of Carnival Corporation common stock or Carnival plc ordinary shares, as applicable, as of that date and the applicable exercise price of the options. Restricted shares and RSUs were valued based on the closing price of Carnival Corporation common stock or Carnival plc ordinary shares, as applicable, as of that date. The value for Carnival Corporation common shares is based on $44.16, which is the closing price reported as having occurred on the New York Stock Exchange on November 28, 2014 and the value for Carnival plc ordinary shares is based on $43.99, which is the closing price reported as having occurred on the London Stock Exchange on November 28, 2014 of £28.20, which has been converted at November 28, 2014 exchange rate of $1.56:£1. The value of options includes only those options with an exercise price above these closing prices. As described above, certain options, restricted shares or RSUs do not vest upon termination of employment, but continue to vest over time according to the terms of the relevant equity plan, or Executive Long-Term Compensation, employment, service or equity agreements. The true value of these equity grants for future vesting periods is subject to market fluctuations occurring over time.

Estimated Potential Value of Equity Grants

Name	Termination without Cause ($)	Voluntary Termination (without Good Reason) ($)	Voluntary Termination (with Good Reason) ($)	Retirement ($)	Death or Disability ($)	Voluntary Termination upon Diagnosis of Terminal Medical Condition ($)	Change of Control ($)
Arnold W. Donald	2,562,561	329,036	4,133,974	329,036	5,956,936	2,562,561	10,307,518
David Bernstein	2,174,615				2,984,240	2,174,615	4,323,573
Alan Buckelew	1,422,924	1,422,924		1,422,924	2,163,131	1,422,924	3,558,280
Gerald R. Cahill	2,032,729	2,032,729		2,032,729	2,795,906	2,032,729	4,138,322
Michael Thamm	1,417,240				2,617,414	1,417,240	4,020,896

Total	9,610,069	3,784,689	4,113,974	3,784,689	16,517,627	9,610,069	26,348,589

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during fiscal 2014 and fiscal 2013. Aggregate fees for professional services rendered to Carnival Corporation & plc by PricewaterhouseCoopers LLP for the years ended November 30, 2014 and 2013 were as follows (in millions):

	2014		2013
Audit Fees	$5.3		$5.6
Audit-Related Fees	0.0	(1)	0.0	(1)
Tax Fees	0.0	(1)	0.0	(1)
All Other Fees	2.6		0.1

Total	$7.9		$5.7

(1)	Less than $50,000

Audit Fees for 2014 and 2013 were for professional services rendered for the integrated audits of the Carnival Corporation & plc consolidated financial statements and system s of internal control over financial reporting, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc consolidated IFRS financial statements, consents, registration statements, statutory audits of various international subsidiaries and other agreed-upon procedures.

Audit-Related Fees for 2014 were for the review of our sustainability report and for 2013 were for services performed on one of our pension plans.

Tax fees for 2014 and 2013 were for international tax research.

All Other Fees for 2014 and 2013 were principally for digital advertising and consulting services as a result of PricewaterhouseCoopers LLP’s acquisition of an existing service provider.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered certified public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered certified public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the SEC on auditor independence.

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant board of directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;

•	Carnival Corporation and Carnival plc’s compliance with legal and regulatory requirements, other than requirements related to HESS;

•	the auditors’ qualifications and independence;

•	the performance of Carnival Corporation & plc’s internal audit functions and independent auditors; and

•	relevant elements of Carnival Corporation and Carnival plc’s risk management programs.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the New York Stock Exchange and relevant SEC rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Corporate Governance Code. The two Audit Committees have identical members and each currently consists of four independent (as defined by the listing standards of the New York Stock Exchange, SEC rules and the UK Corporate Governance Code), non-executive directors. The Carnival Corporation board of directors has determined that Richard J. Glasier is both “independent” and an “audit committee financial expert,” as defined by SEC rules and New York Stock Exchange listing standards. In addition, the Carnival plc board of directors has determined that Mr. Glasier has “recent and relevant financial experience” for purposes of the UK Corporate Governance Code.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditor is responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditor, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditor. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for the year ended November 30, 2014 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditor; (ii) discussed with Carnival Corporation & plc’s independent auditor the matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board; and (iii) received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committees concerning independence and discussed with Carnival Corporation & plc’s independent auditor the independent auditors’ independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditor of non-audit services was compatible with maintaining the independence of the independent auditor. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2014 for filing with the SEC.

The Audit Committee of Carnival Corporation	The Audit Committee of Carnival plc
Richard J. Glasier, Chairman	Richard J. Glasier, Chairman
Stuart Subotnick	Stuart Subotnick
Laura Weil	Laura Weil
Randall J. Weisenburger	Randall J. Weisenburger

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

Consistent with our written policies and procedures, it is our practice to review all relationships and transactions in which Carnival Corporation & plc and our directors, nominees and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Legal and Global Accounting and Reporting Services Departments are primarily responsible for the development and implementation of processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions in which the amount involved exceeds $120,000 in which Carnival Corporation & plc was or is to be a participant and a related person had or will have a direct or indirect material interest are disclosed in our proxy statement. In addition, in accordance with our Schedule of Matters Reserved to the Boards and their Committees for their Decision, the boards review and approve or ratify any related person transaction involving (1) a director regardless of the amount and (2) a non-director executive officer with an aggregate value in excess of $50,000.

In the course of its review and approval or ratification of a related person transaction, the boards may consider the following factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Carnival Corporation & plc;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the boards deem appropriate.

Any member of the boards who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the board that considers the transaction.

Transactions with Related Persons

Transactions with Micky Arison. Micky Arison, our Chairman, is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect sole shareholder of Basketball Properties, Inc., the sole general partner of Basketball Properties, Ltd. (“BPL”), the manager and operator of the American Airlines Arena. Pursuant to a three-year advertising and promotion agreement between Carnival Cruise Lines, MHLP and BPL, Carnival Cruise Lines paid approximately $491,700 during fiscal 2014. Carnival Cruise Lines also paid approximately $29,500 for in-game promotions to publicize Carnival Cruise Lines during Miami Heat games.

Registration Rights. Pursuant to a letter agreement (the “Trust Registration Rights Agreement”) dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the “Irrevocable Trust”) and the Arison Children’s Irrevocable Trust (the “Children’s Trust,” and together with the Irrevocable Trust, the “Trusts”) certain registration rights with respect to certain shares of Carnival Corporation common stock held for investment by the Trusts (the “Shares”). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman, and Shari Arison. Effective December 26, 1991, the Children’s Trust was divided into three separate continued trusts, including continued trusts for Micky Arison, Shari Arison and Michael Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, selling costs, underwriting discounts and applicable filing fees.

Under a registration rights agreement dated June 14, 1991, as amended by an amendment dated July 31, 1991 and a succession agreement dated May 28, 2002 (together, the “Arison Registration Rights Agreement”), Carnival Corporation granted certain registration rights to Ted Arison with respect to certain shares of common stock beneficially owned by him (the “Arison Shares”) in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to the Nickel 1997 Irrevocable Trust (formerly known as The 1997 Irrevocable Trust of Micky Arison), the Artsfare 1992 Irrevocable Trust (formerly known as the Ted Arison 1992 Irrevocable Trust for Lin No. 2) and the Eternity Four Trust (formerly known as the Ted Arison 1994 Irrevocable Trust for Shari No. 1) (collectively, the “Family Trusts”). The Arison Registration Rights Agreement provides the Family Trusts and certain transferees with demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

The boards have reviewed and approved or ratified these transactions.

CARNIVAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 14, 2015

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 14, 2015 or any postponement or adjournment of the annual meeting.

Please mark your vote as indicated in this example:  ☒

The boards of directors unanimously recommend that you cast your vote “FOR” Proposals 1-19.

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	To re-elect Debra Kelly-Ennis as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

8.	To re-elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

9.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and as a director of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

10.	To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

11.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

12.	To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies).

FOR	AGAINST	ABSTAIN
☐	☐	☐

13.	To approve the fiscal 2014 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies).

FOR	AGAINST	ABSTAIN
☐	☐	☐

14.	To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies).

FOR	AGAINST	ABSTAIN
☐	☐	☐

15.	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

FOR	AGAINST	ABSTAIN
☐	☐	☐

16.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

FOR	AGAINST	ABSTAIN
☐	☐	☐

17.	To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs).

FOR	AGAINST	ABSTAIN
☐	☐	☐

18.	In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.

	Yes	No
Please indicate if you plan to attend the annual meeting.	☐	☐

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1-17.

Signature	Signature
(Please sign exactly as name appears above.)

Dated: ___________________, 2015

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Name of Shareholder (s)

VOTING ID TASK ID SHAREHOLDER REFERENCE NUMBER

I/We, hereby appoint the Chairman of the meeting, or

As my/our proxy to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Tuesday, April 14, 2015 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this proxy card.

Please indicate your vote by marking the appropriate boxes in black ink like this: X

Name of Shareholder.

Address of Shareholder.

Address of Shareholder.

Address of Shareholder.

Address of Shareholder.

*Please tick here if this proxy appointment is one of multiple appointments being made.

Date Signature

*For the appointment of more than one proxy, please refer to Note 2.

This card should not used by any comments, change of address, or other inquiries. Please send a separate instruction.

Notes:

1A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need not be a shareholder of the Company.

2.A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. To appoint more than one proxy, (an) additional proxy card(s) may be obtained by contacting the Company’s registrars on 0871 384 2665* from within the United Kingdom (or +44 (0)121 415 7107 from elsewhere) or you may photocopy this proxy card. Please indicate in the box next to the proxy holder’s name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All proxy cards must be signed and should be returned together in the same envelope. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

3.To be valid, your signed and dated proxy card must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA as soon as possible and no later than 2:00 p.m. (BST) on April 12, 2015. In the case of a corporation, the proxy card should be executed under its common seal and/or the hand of a duly authorised officer or person.

4.The “Vote Abstained” box is provided to enable you to abstain on any particular resolution. However, it should be noted that a “vote abstained” is not a vote in law and will not be counted in the calculation of the proportion of votes “for” and “against” a resolution but will be counted to establish if a quorum is present.

5.If you would like to submit your proxy vote via the Internet, you can do so by accessing the www.sharevote.co.uk website. To do this you will need to use the Voting ID, Task ID and Shareholder Reference Number, which are given opposite. Alternatively CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID RA19).

6.Only those shareholders registered on the register of members of the Company at 6:00 p.m. (BST) on April 12, 2015 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6.00 p.m. (BST) on April 12, 2015 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

7.In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

8.To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID RA19) by 2:00 p.m. (BST) on April 12, 2015. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST System) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

9.Return of this proxy card will not prevent a registered shareholder from attending the meeting and voting in person.

10.In respect of any resolution for which you have not given specific instructions on how your proxy should vote, your proxy will have discretion to vote on that resolution, in respect of your total holding, as they see fit. Your proxy will also have discretion to vote as they see fit on any other business which may properly come before the meeting, including amendments to resolutions, and at any adjournment of the meeting.

*Calls to this number cost 8p per minute plus network extras. Lines are open 8.30 a.m. to 5. 30 p.m., Monday to Friday.

2715-085-S

Proposal

For

Against

Abstain

Proposal

For

Against

Abstain

1.To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc

10.To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the US firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation

2.To re-elect Sir Jonathon Band as a director of Carnival Corporation and Carnival plc

11.To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc

3.To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc

12.To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies)

4.To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc

13.To approve the fiscal 2014 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies)

5.To re-elect Debra Kelly-Ennis as a director of Carnival Corporation and Carnival plc

14.To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies)

6.To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc

15.To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)

7.To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival

16.To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)

8.To re-elect Laura Weil as a director of Carnival Corporation and Carnival plc

17.To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs)

9.To re-elect Randall J. Weisenburger as a director of Carnival Corporation and Carnival plc

Admission Card

Annual General Meeting –

Tuesday, April 14, 2015

at 2:00 p.m. (BST)

Church House

Conference Centre

Dean’s Yard

Westminster, London SW1P 3NZ

United Kingdom

2201 Collins Avenue

Miami Beach, Florida 33139

United States of America

2201 Collins Avenue

Miami Beach, Florida 33139

United States of America

If you come to the meeting please bring this card with you. It is evidence of your right to attend and vote at the meeting and will help you gain admission as quickly as possible. Please also see overleaf.

Carnival

plc Logo

RESPONSE LICENCE No.

BARCODE

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex BN99 6GL

Poll Card

Please bring this card with you to the meeting. Do NOT post this card to the Registrar.

RESOLUTIONS For Against Abstain

To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc

To re-elect Sir Jonathon Band as a director of Carnival Corporation and Carnival plc

To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc

4. To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc

5. To re-elect Debra Kelly-Ennis as a director of Carnival Corporation and Carnival plc

6. To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc

7. To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc

8. To re-elect Laura Weil as a director of Carnival Corporation and Carnival plc

9. To re-elect Randall J. Weisenburger as a director of Carnival Corporation and Carnival plc

10. To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation

11. To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc

12. To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies)

13. To approve the fiscal 2014 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies)

14. To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2014 (in accordance with legal requirements applicable to UK companies)

15. To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)

16. To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies)

17. To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs)

Name:

Signature: